EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of February 12, 2007 (the “Agreement”), by and among HY-TECH MACHINE, INC. a Pennsylvania corporation (“Hy-Tech”); QUALITY GEAR & MACHINE, INC., a Pennsylvania corporation (“Quality); HTM ASSOCIATES, a Pennsylvania general partnership (“HTM”); Robert H. Ober, Elizabeth Smail, James J. Browne, Daniel Berg and James Hohman (each, a “Shareholder”; and collectively, the “Shareholders”); and HY-TECH MACHINE, INC., a Delaware corporation (“Purchaser”).  Hy-Tech and Quality are referred to herein individually as a “Seller” and collectively as “Sellers”.

RECITALS

Sellers are in the business of manufacturing and/or selling pneumatic tools and replacement parts; impact wrenches; striking wrenches; drill motors; stationary motors; chipping hammers; sockets and fasteners; hydrostatic test plugs; pumps; eductors; syphons; pipe stoppers; valves and pipe fittings; cut, helical, hypoid, nylon, plastic and precision gears; providing commercial services, including machine shop, jobbing and repair services; and manufacturing and/or selling such products, and providing such services, as have been manufactured, sold and/or provided by Sellers at any time prior to the Effective Date (the “Business”).

Shareholders are the holders of at least a majority-in-interest of the outstanding capital stock of Sellers and at least a majority-in-interest of the partnership interest of HTM, and are willing to undertake the obligations provided for herein in order to induce Purchaser to enter into this Agreement, and P & F Industries, Inc., a Delaware corporation (“Guarantor”), to enter into the Guarantee Agreement (as hereinafter defined).

NOW, THEREFORE, in consideration of the recitals and the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1          Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Accounts” shall mean all accounts (including accounts receivable), notes and employee loans receivable, including the Accounts, listed on a per company basis with respect to each Seller (treating each Seller separately), set forth on Schedule 1.1 attached hereto.

“Action” shall mean any action, suit, proceeding, arbitration, claim or governmental investigation.

“Additional Contingent Consideration” shall have the meaning set forth in Section 2.2.5(b).

“Additional Contingent Consideration Report” shall have the meaning set forth in Section 2.2.5(d).

“Additional Contingent Consideration Report Due Date” shall have the meaning set forth in Section 2.2.5(d).

“Additional Transaction Documents” shall mean the Restrictive Covenant Agreements, the Employment Agreements, the Air Tool Agreement, the Socket Agreement, the Cranberry Sale Agreement, the Punxsutawney Lease and each and every other agreement, certificate, instrument or document (other than this Agreement) executed and/or delivered in connection with this Agreement and the transactions contemplated hereby and thereby.

“Adjustment Amount” shall have the meaning set forth in Section 2.2.4(b).

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Cost” shall have the meaning set forth in Section 6.1(a).

“Agreement” shall have the meaning set forth in the Preamble.

“Assets” shall have the meaning set forth in Section 2.1.

“Assigned Contracts” shall have the meaning set forth in Section 2.1.1(f).

“Assignment and Assumption Agreements” shall have the meaning set forth in Section 5.1(c).

“Assumed Obligations” shall have the meaning set forth in Section 2.3.2.

“Assumed Payables” shall mean the accounts payable of each Seller specifically identified on Schedule 1.2 attached hereto, and as of the Effective Date, the unvouchered inventory payables (if any) and other unvouchered payables (if any) in the categories set forth on Schedule 1.2(a) attached hereto of each Seller incurred in the ordinary course of business consistent with past practices, provided, however, that the following are hereby specifically excluded (whether or not set forth on Schedule 1.2 and/or Schedule 1.2(a)): any and all amounts, invoices, accruals and/or purchases of items that would otherwise constitute “Assumed Payables” that are, directly or indirectly,  related to, and/or consisting in whole and/or in part of, loans, principal and/or interest, equipment financing, incentive and/or other compensation, profit sharing contribution, Taxes, intercompany payables, and/or any and all fees and/or expenses that are, directly or indirectly, related to the preparation, negotiation, review, execution and delivery of this Agreement, the Additional Transaction Documents and/or the transactions contemplated hereby and thereby.

“Assumed Warranty Obligations” shall have the meaning set forth in Section 6.1(a).

“Audited Financial Statements” shall have the meaning set forth in Section 3.6(a)(i).

“A/R Put Notice” shall have the meaning set forth in Section 6.5(a).

“Balance Sheet” shall have the meaning set forth in Section 3.7(a).

“Balance Sheet Date” shall have the meaning set forth in Section 3.7(a).

“Base Year EBITDA” shall have the meaning set forth in Section 2.2.5(a).

“Bill of Sale” shall have the meaning set forth in Section 5.1(a).

“Bodies” shall mean all federal, state, local and foreign governmental departments, commissions, boards, bureaus, agencies or instrumentalities and other regulatory bodies.

“Books and Records” shall mean all information, files, books, records, data, plans and recorded knowledge.

“Business” shall have the meaning set forth in the Recitals.

“Cash Payment” shall have the meaning set forth in Section 2.2.4(a).

“Certifications” shall mean all product certifications and ratings.

“Chicago Pneumatic” shall have the meaning set forth in Section 2.2.5(b)(i).

“Claim” shall have the meaning set forth in Section 7.2.3(a).

“Claim Notice” shall have the meaning set forth in Section 7.2.3(a).

“Closing Net Assets” shall mean, with respect to each Seller, as of the Effective Date, (a) the aggregate sum of the net book value following assets of such Seller:  Accounts, Roll Forward Inventory, Roll Forward Obsolete Inventory, prepaid expenses, security deposits, Fixed Assets; (net of accumulated depreciation and amortization); (b) reduced by the amount of the net book value of: (x) the Assumed Payables of such Seller (y) the Reimbursed Expenses of such Seller (as if such Reimbursed Expenses had been assumed by Purchaser as of the Effective Date), and (z) the Vehicle Loans of such Seller, with respect to each item set forth in (a) and (b) above, calculated in the manner provided for in Section 2.2.2.1 and/or 2.2.2.2, as applicable.

“Closing Statement” shall have the meaning set forth in Section 2.2.2.2.

“Combined September Financial Statements” shall have the meaning set forth in Section 3.6(a)(iii).

“Component Part” shall have the meaning set forth in Section 2.2.2.1 (d).

“Contingent Consideration” shall have the meaning set forth in Section 2.2.5(a).

“Contingent Consideration Factor” shall have the meaning set forth in Section 2.2.5(a).

“Contingent Consideration Report” shall have the meaning set forth in Section 2.2.5(d).

“Contingent Consideration Report Due Date” shall have the meaning set forth in Section 2.2.5(d).

“Contract” shall mean any written or oral contract, agreement, lease, purchase order, arrangement, commitment, understanding or obligation.

“CP Agreement” shall have the meaning set forth in Section 2.2.5(b)(i).

“CP Contingency” shall have the meaning set forth in Section 2.2.5(b).

“Cranberry Property” shall have the meaning set forth in Section 3.22.

“December Inventory” shall have the meaning set forth in Section 2.2.2.1(b).

“December Inventory Statement” shall have the meaning set forth in Section 2.2.2.1(b).

“December Obsolete Inventory” shall have the meaning set forth in Section 2.2.2.1(b).

“Decree” shall mean any order, injunction, judgment, award or decree.

“Default Rate” shall mean the rate of two (2%) percent above the prime rate as reported from time to time in The Wall Street Journal; provided, however, that the rate of interest payable hereunder shall never exceed the maximum rate of interest permitted under applicable law.

“Delinquent Receivables” shall have the meaning set forth in Section 6.5(a).

“Disputed Items” shall have the meaning set forth in Section 2.2.3(a).

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization calculated in accordance with GAAP, consistently applied.

“EBITDA Excess” shall have the meaning set forth in Section 2.2.5(b)(ii).

“EBITDA Threshold” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Effective Date” shall mean 12:01 a.m. on the date of this Agreement.

“Employee Benefits Plans” shall have the meaning set forth in Section 3.24.

“Environmental Laws” shall mean any and/or all federal, state or local statutes, regulations, ordinances, orders, decrees, or other requirements of law relating to protection of human health or welfare or the environment or to the identification, transportation, handling, discharge, emission, treatment, storage, or disposal of any pollutant, contaminant, hazardous or toxic substance or material.  Without limiting the generality of the foregoing, Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability

Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251  et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 261 et seq.; the Safe Drinking Water Act, 42 U.S.C. 43000 (f) et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., each as amended; together with the regulations promulgated thereunder, Permits issued thereunder, and analogous state and local statutes, regulations and ordinances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall have the meaning set forth in Section 2.2.4(a)(ii).

“Escrow Agreement” shall have the meaning set forth in Section 2.2.4(a)(ii).

“Escrow Payment” shall have the meaning set forth in Section 2.2.4(a)(ii).

“Excluded Assets” shall have the meaning set forth in Section 2.1.2.

“Final Determination” shall have the meaning set forth in Section 2.2.2.1(d).

“Final Inventory Statement” shall have the meaning set forth in Section 2.2.2.1 (d).

“Final Obsolete Inventory” shall have the meaning set forth in Section 2.2.2.1 (d).

“Financial Statements” shall have the meaning set forth in Section 3.6(a).

“First 12-Month Period” shall have the meaning set forth in Section 2.2.5(a).

“Fixed Assets” shall mean (i) all machinery, equipment, tools, supplies, office equipment, vehicles, forklifts, racking storage, furniture and fixtures (including all such items as set forth on the Balance Sheet, with additions thereto (net of dispositions in the ordinary course of business)), (ii) all the replacements for any of the foregoing, (iii) any rights to the warranties and licenses received from manufacturers and sellers of the aforesaid items, and (iv) any related claims, credits, and rights of recovery and set-off with respect thereto.

“Full Additional Contingent Consideration” shall have the meaning set forth in Section 2.2.5(b).

“GAAP” shall mean United States generally accepted accounting principles.

“General Maximum Limitation” shall have the meaning set forth in Section 7.3(d).
“Guarantee Agreement” shall have the meaning set forth in Section 5.2(m).
“Guarantor” shall have the meaning set forth in the Recitals.

“Hazardous Substance” shall mean any hazardous substance, hazardous waste, toxic substance, pollutant, contaminant, petroleum or any fraction thereof, and any other substance regulated under Environmental Laws.

“HTM” shall have the meaning set forth in the Preamble.

“HTM Balance Sheet” shall have the meaning set forth in Section 3.7(a).

“HTM Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(xiv).

“HTM September Financial Statements” shall have the meaning set forth in Section 3.6(a)(xv).

“HTM Subsequent Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(xvi).

“HTM Year-End Financial Statements” shall have the meaning set forth in Section 3.6(a)(x).

“Hy-Tech” shall have the meaning set forth in the Preamble.

“Hy-Tech Balance Sheet” shall have the meaning set forth in Section 3.7(a).

“Hy-Tech Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(vi).

“Hy-Tech Net Asset Threshold” shall mean Nine Million Sixty Six Thousand Three Hundred Eighty-Four ($9,066,384) Dollars.

“Hy-Tech September Financial Statements” shall have the meaning set forth in Section 3.6(a)(vii).

“Hy-Tech Subsequent Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(viii).

“Hy-Tech Year-End Financial Statements” shall have the meaning set forth in Section 3.6(a)(v).

“Indemnified Purchaser Party” shall have the meaning set forth in Section 7.2.1.

“Indemnified Seller Party” shall have the meaning set forth in Section 7.2.2.

“Independent Accountant” shall have the meaning set forth in Section 2.2.3(a).

“Initial Determination” shall have the meaning set forth in Section 6.6(a).

“Intangible Assets” shall mean all intangible personal property rights used or arising in connection with the Business, including, phone numbers, fax numbers, websites, domain names, and the names “Hy-Tech” and “Quality” or any derivative or variation thereof.

“Intellectual Property” shall mean all patents, trademarks, service marks, copyrights, trade dress, trade names, logos, and other intellectual property rights, registered or unregistered, all applications relating to the registration of any of the foregoing, all licenses and sublicenses granted and obtained with respect thereto, all rights thereunder, all remedies against infringements thereof, and all rights to protection of interests therein.

“Intellectual Property and Intangible Asset Assignment” shall have the meaning set forth in Section 5.1(b).

“Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(ii).

“Inventory” shall mean, other than Obsolete Inventory, (i) all of the finished goods, raw materials, work in progress and inventoriable supplies (including all such items as set forth on the Balance Sheet, with additions thereto (net of dispositions in the ordinary course of business)) and (ii) any and all rights to the warranties received from suppliers with respect to such inventory and related claims, credits, and rights of recovery and set-off with respect thereto, including the Inventory, listed on a per company basis with respect to each Seller (treating each Seller separately), set forth on Schedule 1.3 attached hereto (the “Inventory Schedule”); provided, however, that, to the extent that an item appears on both the Inventory Schedule and Obsolete Inventory Schedule, it is hereby deemed Obsolete Inventory.

“Inventory Acknowledgment” shall have the meaning set forth in Section 2.2.2.1(c).

“Inventory Count” shall have the meaning set forth in Section 2.2.2.1(a).

“Inventory Schedule” shall have the meaning set forth in the definition of “Inventory” set forth in Section 1.1.

“Knowledge” shall have the meaning set forth in Section 8.7.

“Lease” shall have the meaning set forth in Section 3.32(b).

“Leased Real Property” shall have the meaning set forth in Section 3.32(a).

“Liabilities” shall mean any and all liabilities, judgments, fines, penalties, debts, obligations, claims, losses, damages, deficiencies, assessments, fees, costs and expenses (including court costs, costs and expenses of investigation and reasonable attorneys’ and consultants’ fees) of any kind, nature or description whatsoever, known or unknown, fixed or contingent, inchoate or otherwise.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement.

“Listed Agreements” shall have the meaning set forth in Section 3.16.

“Listed Intellectual Property Agreements” shall have the meaning set forth in Section 3.11(a).

“Losses” shall have the meaning set forth in Section 7.2.1.

“Measurement Quarter” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Measurement Quarter Amount” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Measurement Quarter Payment” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Measurement Quarter Report” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Non-Deducted Amounts” shall have the meaning set forth in Section 6.6(a).

“Obsolete Inventory” shall mean (i) all of the finished goods, raw materials, work in progress and inventoriable supplies, listed on a per company basis with respect to each Seller (treating each Seller separately), set forth on Schedule 1.4 attached hereto (the “Obsolete Inventory Schedule”), and (ii) any and all rights of each Seller to the warranties received from its suppliers with respect to such inventory and related claims, credits, and rights of recovery and set-off with respect thereto.

“Obsolete Inventory Committee” shall have the meaning set forth in Section 6.6(a).

“Obsolete Inventory Count” shall have the meaning set forth in Section 2.2.2.1(a).

“Obsolete Inventory Sales Commission” shall have the meaning set forth in Section 6.6(a).

“Obsolete Inventory Schedule” shall have the meaning set forth in the definition of Obsolete Inventory set forth in Section 1.1.

“Occurrence” shall have the meaning set forth in Section 3.34(b).

“Other Pension Plans” shall have the meaning set forth in Section 3.24(c).

“Outstanding Amount” shall have the meaning set forth in Section 6.5(a).

“OZAT” shall have the meaning set forth in Section 2.1.2(b).

“Pension Plans” shall have the meaning set forth in Section 3.24(b).

“Permits” shall mean all permits, licenses, orders, franchises, certificates, registrations and approvals.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, including any agency, division, subdivision, audit group or procuring office of a government, whether domestic or foreign, national, state or local.

“Plan” shall have the meaning set forth in Section 6.4(b).

“Product Liability Lawsuits” shall have the meaning set forth in Section 3.34(a)(i).

“Products” shall have the meaning set forth in Section 3.34(a)(i).

“Punxsutawney Lease” shall have the meaning set forth in Section 5.1(o).

“Punxsutawney Property” shall have the meaning set forth in Section 3.22.

“Purchase Price” shall have the meaning set forth in Section 2.2.1.

“Purchaser” shall have the meaning set forth in the Preamble.

“Purchaser EBITDA” shall have the meaning set forth in Section 2.2.5(a).

“Purchaser Indemnification Threshold” shall have the meaning set forth in Section 7.3(b).

“Put Payment” shall have the meaning set forth in Section 6.5(b).

“Put Payment Date” shall have the meaning set forth in Section 6.5(b).

“Quality” shall have the meaning set forth in the Preamble.

“Quality Balance Sheet” shall have the meaning set forth in Section 3.7(a).

“Quality Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(x).

“Quality Net Asset Threshold” shall mean Three Hundred Six Thousand Seven Hundred Fifty-One ($306,751) Dollars.

“Quality September Financial Statements” shall have the meaning set forth in Section 3.6(a)(xi).

“Quality Subsequent Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(ix).

“Quality Year-End Financial Statements” shall have the meaning set forth in Section 3.6(a)(vii).

“Real Properties” shall mean the Cranberry Property and the Punxsutawney Property, and the business and operations of HTM in connection therewith.

“Rebates” shall mean rebates, credits and allowances.

“Record Date” shall have the meaning set forth in Section 6.5(a).

“Reference Statement” shall have the meaning set forth in Section 2.2.2.2.

“Refund Amount” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Refund Notice” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Reimbursed Expenses” shall mean, as of the Effective Date, certain of each Seller’s expenses accrued in the ordinary course of business, consistent with past practice, specifically identified in each Seller’s Books and Records as follows:

Account Name	General Ledger Account Number
Accrued Payroll	2300 0010
State Withholding Taxes
Payable	2300 0013
Unemployment Taxes
Payable	2300 0014
Local Withholding Taxes
Payable	2300 0016
Accrued Commissions	2300 0079
Accrued 401(k)	2300 50–69
2300 300–0690
Accrued Bonds	2300 1000–1025
Accrued Quarterly Payroll Taxes	2300 0080
Loan Payment School	2300 0020
Employee Loan Payment	2300 0021

“Renewal Pricing Terms” shall have the meaning set forth in Section 2.2.5(b).

“Repurchased Delinquent Receivable” shall have the meaning set forth in Section 6.5(c).

“Restrictive Covenant Agreements” shall have the meaning set forth in Section 5.1(i).

“Retained Liabilities” shall have the meaning set forth in Section 2.3.1.

“Retrofits” shall have the meaning set forth in Section 3.34(a)(iii).

“Roll Forward” shall have the meaning set forth in Section 2.2.2.1(c).

“Roll Forward Inventory” shall have the meaning set forth in Section 2.2.2.1(c).

“Roll-Forward Obsolete Inventory” shall have the meaning set forth in Section 2.2.2.1(c).

“Second 12-Month Period” shall have the meaning set forth in Section 2.2.5(a).

“Seller” shall have the meaning set forth in the Preamble.

“Sellers’ Excess Warranty Obligations” shall have the meaning set forth in Section 6.1(a).

“Sellers’ Indemnification Threshold” shall have the meaning set forth in Section 7.3(a).

“Shareholder” shall have the meaning set forth in the Preamble.

“Stanley” shall have the meaning set forth in Section 5.1(p).

 “Subsequent Interim Financial Statements” shall have the meaning set forth in Section 3.6(a)(iv).

“Subsequent Period” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Supplemental Additional Contingent Consideration” shall have the meaning set forth in Section 2.2.5(b)(ii).

“Taxes” shall mean all federal, state, local and foreign taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, utility taxes, excise taxes, franchise taxes, capital stock taxes, gross receipts taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, gains taxes, worker’s compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Effective Date.

“Valuation” shall have the meaning set forth in Section 2.2.1 (b).

“Vehicle Loans” shall mean, as of the Effective Date, the amount outstanding with respect to the following:

(i)           Pennsylvania Simple Interest Vehicle Retail Installment Contract, dated May 19, 2004, between Hy-Tech Machine, Inc. as Buyer and Northland Ford as Creditor (Vehicle Identification Number 1FTSS34S84HB27764); and
(ii)          Pennsylvania Simple Interest Vehicle Retail Installment Contract, dated April 24, 2003, between Quality Gear & Machine, Inc. as Buyer, Michael A. Renwick as Co-Buyer and Luther Ford Sales as Creditor (Vehicle Identification Number 1FTNE24L83HA08408).

“W.A.R.N.” shall mean the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C., §§ 2101-2109, and the regulations promulgated thereunder.

“W.A.R.N. Liabilities” shall have the meaning set forth in Section 6.4(c).

“Warranty Expense Cap” shall have the meaning set forth in Section 6.1(a).

“Welfare Plans” shall have the meaning set forth in Section 3.24(d).

ARTICLE II

PURCHASE AND SALE

2.1          Purchase and Sale of Assets.  Upon and subject to the terms and conditions of this Agreement, each Seller hereby grants, sells, conveys, assigns, transfers and delivers to Purchaser, and Purchaser hereby purchases and accepts from each Seller, for the Purchase Price and in reliance on the representations, warranties and covenants of Sellers, HTM and Shareholders contained herein, all of the assets, properties and rights used or useable in the Business or owned by either Seller (other than the Excluded Assets), wherever located (collectively, the “Assets”), free and clear of all Liens.

2.1.1       Included Assets.  The Assets shall include each and all of the following assets, properties and rights as of the Effective Date (but excluding the Excluded Assets):

(a)          all Accounts, including the Accounts set forth on Schedule 1.1 attached hereto;
(b)          all Inventory (including the Inventory set forth on the Inventory Schedule (attached hereto) and Obsolete Inventory;
(c)          all prepaid expenses;
(d)          all security deposits;
(e)          all Fixed Assets, including the Fixed Assets, listed on a per company basis with respect to each Seller (treating each Seller separately), set forth on Schedule 3.17(b) attached hereto;
(f)           all rights under Contracts (such Contracts collectively, the “Assigned Contracts”), including the Contracts listed and described on Schedule 3.16 attached hereto;
(g)          all Intellectual Property, including the Intellectual Property set forth on Schedule 3.11(a) attached hereto;
(h)          all Intangible Assets, including the Intangible Assets set forth on Schedule 3.11(b) attached hereto;
(i)           all rights under all Permits, including the Permits set forth on Schedule 3.20(a) attached hereto;
(j)           [intentionally omitted];
(k)          all documents, files, records, lists and correspondence, wherever located, and in whatever medium, whether hard copy, electronic or otherwise, including all purchase, marketing and sales records, customer and supplier records and lists, customer data, production records, pricing and cost information, manuals, business and marketing plans and proposals, trade secrets, and any confidential information (whether such confidential information has been reduced to writing or is in electronic format or otherwise);

(l)           all rights and choses in action, including all rights under express or implied warranties from suppliers and vendors and all rights to receive insurance proceeds;
(m)         all technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals and other know-how;
(n)          all goodwill associated with the Business;
(o)          all Books and Records; and
(p)          all other tangible and intangible assets, properties and rights of each Seller or used in the Business.

2.1.2       Excluded Assets.  Notwithstanding the foregoing, the Assets shall not include any of the following assets, properties or rights (the “Excluded Assets”):

(a)          each Seller’s cash and cash equivalents other than security deposits;
(b)         the shares of OZAT 2000 (1999), Ltd. (“OZAT”) owned by Hy-Tech;
(c)          those certain items of personal property described on Schedule 2.1.2(c) attached hereto;
(d)         each Seller’s rights under this Agreement;
(e)          each Seller’s minute books;
(f)            each Seller’s franchise to be a corporation;
(g)         each Seller’s right to receive any income tax refunds; and
(h)         any assets, properties or rights set forth on Schedule 2.1.2(h) attached hereto.

2.1.3       Third Party Consents.  To the extent that any Seller’s rights under any Contract, Permit or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and each Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible.  If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser’s rights in and to the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, each Seller, to the maximum extent permitted by law and the Asset, shall, at Purchaser’s request, without charge, cooperate with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.  Nothing in this Section shall limit or affect the representations contained in Section 3.4.

2.2          Purchase Price.

2.2.1       Purchase Price.  The purchase price for the Assets (the “Purchase Price”) shall be (a) Sixteen Million Nine Hundred Thousand ($16,900,000) Dollars plus (b) the assumption of the Assumed Payables plus (c) the Contingent Consideration, as such term is defined in, and as contemplated by, Section 2.2.5.  The Purchase Price shall be adjusted upward or downward as hereinafter provided.

2.2.2       Inventory; Closing Statement; Purchase Price Adjustment.

2.2.2.1            Inventory and Obsolete Inventory.  (a) On December 31, 2006, a physical count of the Inventory (the “Inventory Count”) and the Obsolete Inventory (the “Obsolete Inventory Count”) was taken.  Such Inventory Count, listed on a per company basis with respect to each Seller (treating each Seller separately), is set forth on the Inventory Schedule (including the location of each item of Inventory listed thereon), and such Obsolete Inventory Count, listed on a per company basis with respect to each Seller (treating each Seller separately), is set forth on the Obsolete Inventory Schedule (including the location of each item of Obsolete Inventory listed thereon).

(b)  Not later than fifteen (15) days after the Effective Date, the Inventory, based on the Inventory Count (the “December Inventory”), and the Obsolete Inventory, based on the Obsolete Inventory Count (the “December Obsolete Inventory”), shall be valued (the “Valuation”) as of December 31, 2006 by employees of Purchaser in accordance with GAAP and in a manner consistent with the method utilized in preparing the Audited Financial Statements, and providing for any and all applicable reserves, including reserves for Obsolete Inventory.  It is acknowledged and agreed that, for purposes of the Valuation, the value of Obsolete Inventory as determined in accordance with this Section 2.2.2.1 (b), shall be included in the value of Inventory, as determined in accordance with this Section 2.2.2.1 (b), and the reserve for Inventory shall include one hundred (100%) percent of the value as so determined of Obsolete Inventory and all other applicable reserves.  A statement setting forth the December Inventory, any and all applicable reserves, and the December Obsolete Inventory, on a per company basis with respect to each Seller (treating each Seller separately) based upon such valuation (the “December Inventory Statement”) will be delivered by Purchaser to Seller not later than twenty (20) days after the Effective Date.  Any disagreements with respect to such Valuation shall be resolved under the procedures set forth in Section 2.2.3(a) hereinbelow by substituting in the appropriate place “December Inventory Statement” for “Closing Statement”, “Sellers” for “Purchaser,” and “Purchaser” for “Sellers”, as applicable.  The parties hereby acknowledge and agree that dollar values set forth on the Inventory Schedule and Obsolete Inventory Schedule are of no effect, are for information purposes only and are not determinative with respect to the Valuation.

(c)  Not later than fifteen (15) days after the Effective Date, a roll-forward (the “Roll-Forward”) of the December Inventory (the “Roll-Forward Inventory”) and December Obsolete Inventory (“Roll-Forward Obsolete Inventory”) through the Effective Date will be performed by employees of Purchaser.  The Roll-Forward will be performed in a manner consistent with the method utilized in preparing the Audited Financial Statements.  A statement setting forth the December Inventory and December Obsolete Inventory, on a per company basis with respect to each Seller (treating each Seller separately), based upon such Roll-Forward (the “Inventory Acknowledgment”), will be delivered by Purchaser to Seller not later than twenty (20) days after the Effective Date.  Any disagreements with respect to such Roll-Forward shall be resolved under the procedures set forth in Section 2.2.3(a) hereinbelow by substituting in the appropriate place “Inventory Acknowledgment” for “Closing Statement”, “Sellers” for “Purchaser”, and “Purchaser” for “Sellers”, as applicable.

(d)  Not later than fifteen (15) days after the Effective Date, a determination (the “Final Determination”) of the Obsolete Inventory (the “Final Obsolete Inventory”) on a per company basis (treating each Seller separately), and on an item by item basis, shall be performed by employees of Purchaser reflecting adjustments to the Obsolete Inventory Count to give effect to the Valuation and Roll Forward; provided, however, that, notwithstanding any other provision of this Agreement, the Final Obsolete Inventory shall be adjusted as follows: (i) items otherwise constituting Final Obsolete Inventory shall be removed from Final Obsolete Inventory to the extent that (A) each such item is a component part of any complete tool constituting Inventory on the Inventory Schedule (a “Component Part”), (B) each such item is, without material cost or effort by Purchaser, convertible into a Component Part or complete tool constituting Inventory on the Inventory Schedule, or (C) is, as of the Effective Date, part of a product under development by any Seller, or (ii) as may be agreed to in writing by Sellers and Purchaser from time to time.  Any items deemed not to be part of the Final Obsolete Inventory in accordance with the immediately preceding sentence are hereby deemed to be Inventory for purposes of Section 2.1 and not for purposes of any other Section, including 2.2.  The determination of material cost shall be made by Purchaser in its reasonable discretion, considering the cost of each such conversion relative to the total aggregate production cost of each applicable tool and the determination of effort shall be made by Purchaser, in its sole discretion, which shall be final conclusive and binding.  A statement (the “Final Inventory Statement”) setting forth the Final Inventory and Final Obsolete Inventory will be delivered by Purchaser to Seller not later than twenty (20) days after the Effective Date.  Any disagreements with respect to such Final Determination shall be resolved under the procedures set forth in Section 2.2.3(a) herein below by substituting in the appropriate place “Final Inventory Statement” for “Closing Statement”, “Sellers” for “Purchasers”, and “Purchasers” for “Sellers”, as applicable.

2.2.2.2            Closing Statement.  (a) Attached hereto as Schedule 2.2.2.2 is a reference statement (the “Reference Statement”) setting forth certain itemized assets and liabilities as of July 31, 2006 with respect to each Seller and certain related information utilized in the determination of the Hy-Tech Net Asset Threshold and the Quality Net Asset Threshold. Such items as are set forth in the Reference Statement have been determined in accordance with GAAP and the past practices of the applicable Seller, except as agreed upon by the parties hereto as set forth on the Reference Statement.

(b)  A statement setting forth, with respect to each Seller, such Seller’s Closing Net Assets (the “Closing Statement”) shall be prepared by Sellers based upon the results of the December Inventory Statement, the Roll-Forward as set forth in the Inventory Acknowledgment and the Books and Records of each Seller as of the Effective Date.  The Closing Statement shall be prepared in accordance with GAAP, consistent with past-practice and on a basis consistent with the preparation of the Reference Statement, including giving effect to reasonable allowance for bad debts, reserves for inventory (including Obsolete Inventory), and assuming no change in the reserve for inventory between December 31, 2006 and the Effective Date.  The Closing Statement shall be prepared on a per company basis with respect to each Seller, treating each Seller separately so as to facilitate any adjustment of the allocation and apportionments set forth on Schedule 2.2.6 attached hereto, as described in Section 2.2.6 below.  Sellers shall deliver to Purchaser the Closing Statement not later than thirty (30) days after the Effective Date.  Any dispute between Purchaser and Sellers with regard to the Closing Statement shall be resolved pursuant to the provisions of Section 2.2.3.  The Closing Statement shall set forth, as of the Effective Date, in reasonable detail, an itemized calculation of the Closing Net Assets of each Seller.

2.2.2.3            Purchase Price Adjustment.  When the Closing Net Assets of each Seller are finally determined (including pursuant to Section 2.2.3, if applicable), the Purchase Price will be adjusted in the following manner:

(a)    If the Closing Net Assets of Hy-Tech are greater than the Hy-Tech Net Asset Threshold, the Purchase Price will be increased by an amount equal to such excess, and Purchaser shall pay to Sellers such excess amount in accordance with Section 2.2.4.
(b)   If the Closing Net Assets of Quality are greater than the Quality Net Asset Threshold, the Purchase Price will be increased by an amount equal to such excess, and Purchaser shall pay to Sellers such excess amount in accordance with Section 2.2.4.
(c)    If the Closing Net Assets of Hy-Tech are less than the Hy-Tech Net Asset Threshold, the Purchase Price will be decreased by an amount equal to such difference, and Sellers shall pay to Purchaser such amount in accordance with Section 2.2.4.
(d)   If the Closing Net Assets of Quality are less than the Quality Net Asset Threshold, the Purchase Price will be decreased by an amount equal to such difference, and Sellers shall pay to Purchaser such amount in accordance with Section 2.2.4.
Any adjustment of the Purchase Price pursuant to the terms of this Agreement shall not be deemed to be an election of remedies by Purchaser, and any such adjustment shall be independent of any and all rights and remedies available to Purchaser under this Agreement (including in connection with the breach of any representations and warranties made herein), at law and/or in equity, and any and all such rights and remedies shall remain available to Purchaser notwithstanding any adjustment of the Purchase Price.

2.2.3       Disputes.  (a)  In the event that Purchaser disputes the Closing Statement in any respect, Purchaser shall so notify Sellers within thirty (30) days of its receipt of the Closing Statement (which notice shall specify in reasonable detail the disputed items).  If the parties are unable to resolve such dispute within thirty (30) days thereafter, the items that remain in dispute (the “Disputed Items”) shall be submitted to an independent accounting firm that is mutually acceptable to Purchaser and Sellers (the “Independent Accountant”) for determination.  In the event that the parties do not agree upon an Independent Accountant within fifteen (15) days of the date on which an Independent Accountant is initially proposed by one party to the other, the parties shall submit the matter to the American Arbitration Association for a determination of the Independent Accountant.  In connection with its review, the Independent Accountant shall

 (i) have the right to undertake such procedures as it may deem appropriate and examine all work papers utilized in connection with the preparation of the Closing Statement, and (ii) only make a determination as to the Disputed Items.  Any such determination as to the Disputed Items shall be delivered on a per company basis with respect to each Seller, treating each Seller separately so as to facilitate any adjustment of the allocation and apportionments set forth on Schedule 2.2.6 attached hereto, as described in Section 2.2.6 below.  The decision of the Independent Accountant as to the Disputed Items shall be final, conclusive and binding upon the parties, without any right of further appeal (absent manifest error).  The expense of (A) the Independent Accountant, and (B) the submission to the American Arbitration Association (as set forth in this paragraph) shall be borne by Purchaser, on the one hand, and Sellers, on the other hand, in proportion to the relative differences between (x) the final position of the parties prior to submission of the matter to the Independent Accountant and (y) the determination of the Independent Accountant.

(b) Promptly following the delivery of the Closing Statement, Sellers shall make their Books and Records available to Purchaser on reasonable notice during normal business hours in order for Purchaser to verify the calculations of the amounts set forth in the Closing Statement.

2.2.4       Payment of Purchase Price. (a) The Purchase Price is being paid to Sellers as follows:

(i)           Fifteen Million Eight Hundred Thousand ($15,800,000) Dollars (the “Cash Payment”) is being paid by wire transfer to an account or accounts designated by Sellers;
(ii)          One Million One Hundred Thousand ($1,100,000) Dollars (the “Escrow Payment”) is being paid by Purchaser to National City Bank (the “Escrow Agent”), to be held and disbursed pursuant to the terms of that certain Escrow Agreement, of even date, among Purchaser, Robert H. Ober, Sellers, HTM, Daniel Berg, James J. Browne, James Hohman, Elizabeth Smail and the Escrow Agent (the “Escrow Agreement”);
(iii)         an amount equal to the Assumed Payables will be paid by Purchaser’s assumption thereof; and
(iv)         the Contingent Consideration and the Additional Contingent Consideration shall be paid in accordance with Section 2.2.5.
The amount payable pursuant to Section 2.2.2 (the “Adjustment Amount”) shall be payable within ten (10) days following the final determination of the amount thereof.
(i)  In the event that the Adjustment Amount is payable to Purchaser, then Purchaser, at its option, shall have the right to require that either:

(A)          Escrow Agent pay all or any portion of the Adjustment Amount to it from the amount held in escrow pursuant to the terms of the Escrow Agreement; or

(B)           Sellers pay all or any portion of the Adjustment Amount to it (whether such amount is in excess of the amount held in escrow or otherwise); or

(C)           any combination of (A) and (B).

(ii)         In the event that the Adjustment Amount is payable to Sellers, then Purchaser shall pay the Adjustment Amount to Sellers by check made payable to the order of both Sellers.

2.2.5       Contingent Consideration.

(a)           Subject to the terms and conditions of this Section 2.2.5, Purchaser shall pay to Sellers an amount (the “Contingent Consideration”) determined as follows:
2 x (the Contingent Consideration Factor x [{Purchaser EBITDA for the First 12-Month Period + Purchaser EBITDA for the Second 12-Month Period}
2
minus Base Year EBITDA])

(as each such term is hereinafter defined).  For purposes of this Section 2.2.5(a), “Contingent Consideration Factor” shall mean fifty-five (55%) percent; Purchaser EBITDA shall mean the EBITDA of Purchaser for the period being measured; the “First 12-Month Period” shall mean the first of the two (2) consecutive twelve (12) month periods beginning on the Effective Date; the “Second 12-Month Period” shall mean the second of the two (2) consecutive twelve (12) month periods beginning on the Effective Date; and “Base Year EBITDA” shall mean an amount equal to Four Million Four Hundred Seventy-Three Thousand ($4,473,000) Dollars.
(b)           Subject to the terms and conditions of this Section 2.2.5, Purchaser shall pay to Sellers additional contingent consideration (the “Additional Contingent Consideration”), which shall not, in any event, exceed One Million Nine Hundred Thousand ($1,900,000) Dollars in the aggregate (such amount, the “Full Additional Contingent Consideration”).  Such Additional Contingent Consideration may consist of (1) the Full Additional Contingent Consideration, or (2) the Measurement Quarter Amount and/or the Supplemental Additional Contingent Consideration (as each such term is hereinafter defined), but in no event shall such Additional Contingent Consideration consist of (I) the Full Additional Contingent Consideration, and (II) the Measurement Quarter Amount and/or the Supplemental Additional Contingent Consideration.  Such Additional Contingent Consideration shall only be due and payable as follows:
(i)           In the event that (x) Purchaser shall deliver written notice to Sellers (the “Purchaser Certification”) that Chicago Pneumatic Tool Company, a New Jersey corporation (“Chicago Pneumatic”), has agreed to renew (and such agreement to renew has not been revoked prior to acceptance by Purchaser) that certain Exclusive Supply Agreement, dated November 8, 2006, between Chicago Pneumatic, for itself and on behalf of the CP Affiliates (as defined therein), and Hy-Tech (the “CP Agreement”), on terms which fully satisfy the CP Contingency (as hereinafter defined) in all respects, as determined by Purchaser in its sole and absolute discretion which shall be final, conclusive and binding (the “Purchaser CP Determination”); and (y) Purchaser EBITDA for the twelve-month period immediately preceding the second anniversary of the execution of this Agreement (“Earn Out EBITDA”), as the same may be adjusted as provided below, is greater than or equal to Base Year EBITDA (it being agreed that, for purposes of the calculation of Earn Out EBITDA, the Renewal Pricing Terms (as hereinafter defined) will be used, to the extent applicable, to adjust Earn Out EBITDA, as determined by Purchaser in the exercise of its reasonable judgment), then Purchaser shall pay to Sellers the Full Additional Contingent Consideration, and Purchaser further agrees that it shall, if applicable, deliver to Sellers the Purchaser Certification within fifteen business days following a Purchaser CP Determination that the CP Contingency has been fully satisfied in all respects, and that Purchaser shall make the Purchaser CP Determination as to whether the CP Contingency has been fully satisfied in all respects not later than thirty (30) days following the date which is the second anniversary of the Effective Date; or
(ii)          In the event that (A)(x) Purchaser does not deliver the Purchaser Certification to Seller, and (y) Purchaser EBITDA for any of the eight (8) successive calendar quarters subsequent to the second anniversary of the execution of this Agreement (each, a “Measurement Quarter”) is equal to or exceeds One Million One Hundred Eighteen Thousand Two Hundred Fifty ($1,118,250) Dollars (the “EBITDA Threshold”), then Purchaser shall pay to Sellers, with respect to any such Measurement Quarter in which the EBITDA Threshold is achieved, an amount equal to Two Hundred Thirty-Seven Thousand Five Hundred ($237,500) Dollars (any such payment, a “Measurement Quarter Payment”).  Within thirty (30) days after the end of each Measurement Quarter, Purchaser shall deliver to Sellers a written report with respect thereto, together with details of the calculation of Purchaser EBITDA with respect thereto (collectively, the “Measurement Quarter Report”).  With respect to any Measurement Quarter in which the EBITDA Threshold is achieved, such Measurement Quarter Report shall be delivered together with the applicable Measurement Quarter Payment.  Each Seller hereby waives any right it may have to dispute each Measurement Quarter Report, and acknowledges and agrees that any such right would be redundant in light of the provisions of subparagraphs (d) and (e) of this Section 2.2.5.  Any amounts paid to Sellers pursuant to this item (A) of this subparagraph (b)(ii) shall hereinafter be referred to in the aggregate as the “Measurement Quarter Amount”; or (B)(x) Purchaser does not deliver the Purchaser Certification to Seller, and (y) Purchaser EBITDA for the period beginning on the second anniversary of the execution of this Agreement and concluding on the date immediately preceding the fourth anniversary of the Effective Date (such two-year period, the “Subsequent Period”) is more than Eight Million One Hundred and Twenty-Eight Thousand ($8,128,000) Dollars (any such excess, the “EBITDA Excess”), then Purchaser shall pay to Sellers an amount equal to the EBITDA Excess multiplied by four and seven tenths (4.7); provided, however, that in no event shall the amount payable to Sellers pursuant to this item (B) of this subparagraph (b)(ii) (the “Supplemental Additional Contingent Consideration”) exceed an amount which is equal to the difference between the amount of the Full Additional Contingent Consideration and the Measurement Quarter Amount.  In the event that the amounts paid by Purchaser to Sellers pursuant to the terms of item (A) of this subparagraph (b)(ii) exceed the aggregate amount due to Purchaser pursuant to item (B) of this subparagraph (b)(ii) (such excess, the “Refund Amount”), then, within fifteen days of receipt of written notice thereof from Purchaser (the “Refund Notice”), Sellers shall, and the Shareholders shall cause Sellers to, refund, by check payable to the order of Purchaser, such Refund Amount to Purchaser; provided, however, that in no event shall the Refund Notice be delivered to Sellers earlier than the delivery by Purchaser to Sellers of the Additional Contingent Consideration Report.

For purposes of this Section 2.2.5, (i) “CP Contingency” shall mean that Chicago Pneumatic shall have agreed to renew (and such agreement to renew shall not have been revoked prior to acceptance by Purchaser) the CP Agreement with Purchaser for at least a two-year period following the natural expiration date of the current CP Agreement, with provisions regarding termination of the CP Agreement no more materially favorable to Chicago Pneumatic than the comparable termination provisions in the current CP Agreement, and with no other provision more materially favorable to Chicago Pneumatic than the comparable provision in the current CP Agreement, all as determined by Purchaser in its sole and absolute discretion which shall be final, conclusive and binding; and (ii) ”Renewal Pricing Terms” shall mean (x) pricing terms set forth in, and (y) other terms (including with respect to freight) affecting net proceeds from the potential sale of products under, the renewal of the CP Agreement (if any).
(c)           In determining Purchaser EBITDA:  (i) Purchaser EBITDA shall be computed without regard to “extraordinary items” of gain or loss as that term shall be defined in GAAP; (ii) Purchaser EBITDA shall not include any gains, losses or profits realized from the sale of any assets other than in the ordinary course of business; and (iii) (x) the purchase and sales prices of goods and services sold to Purchaser by its Affiliates shall be adjusted to reflect the amounts that Purchaser would have paid if dealing with an independent party in an arm’s-length commercial transaction, and (y) the purchase and sales prices of goods and services sold to any Affiliate of Purchaser by Purchaser shall be adjusted to reflect the amounts that any such Affiliate of Purchaser would have paid if dealing with an independent party in an arm’s-length commercial transaction; provided, however, that notwithstanding the foregoing provision of this Section 2.2.5(c) or any other provision of this Agreement, Sellers acknowledge and agree that there shall be no restriction or limitation upon Purchaser’s ability to enter into transactions of any nature or magnitude with its Affiliates, and Purchaser may, but shall not be obligated to, enter into any such transactions in its sole and absolute discretion which shall be final, conclusive and binding.
(d)           For purposes of this Agreement, the Contingent Consideration and the Additional Contingent Consideration shall be initially determined by Purchaser.  Purchaser shall make such determination of (i) the Contingent Consideration, if any, and deliver a written report thereof, together with details of the calculation (the “Contingent Consideration Report”) to Sellers not later than sixty (60) days following the end of the Second 12-Month Period (the “Contingent Consideration Report Due Date”), such Contingent Consideration Report to also set forth the calculation of Earn Out EBITDA; and (ii) the Additional Contingent Consideration, if any, and deliver a written report thereof, together with details of the calculation (the “Additional Contingent Consideration Report”) to Sellers not later than sixty (60) days following the end of the Subsequent Period (the “Additional Contingent Consideration Report Due Date”).  Such Additional Contingent Consideration Report shall contain, among other things, sufficient information to allow the parties to determine the Refund Amount, if any.
(e)           Sellers shall have sixty (60) days from their receipt of the Contingent Consideration Report, or the Additional Contingent Consideration Report, as the case may be, to object to Purchaser’s calculation of the Contingent Consideration or the Additional Contingent Consideration, as the case may be.  In the event that, within such sixty (60) day period, Sellers provide a written objection to any such calculation, and such objection is not resolved by the parties within fifteen (15) days thereafter, all remaining disagreements with respect to such calculation shall be resolved under the procedures set forth in Section 2.2.3(a) hereinabove by substituting in the appropriate place “Contingent Consideration Report” or “Additional Contingent Consideration Report”, as the case may be, for “Closing Statement”, “Sellers” for “Purchaser”, and “Purchaser” for “Sellers”, as applicable.
(f)            Purchaser shall pay to Sellers, on a lump-sum basis, the Contingent Consideration (if any) and/or the Supplemental Additional Contingent Consideration (if any) determined pursuant to the terms of this Section 2.2.5 not later than thirty (30) days after the earlier to occur of (i) Purchaser’s receipt from Seller of a written acceptance of the Contingent Consideration Report or the Additional Contingent Consideration Report, as the case may be, affirming that Sellers have no objection thereto; (ii) the expiration of the sixty (60) day period during which Sellers may object to Purchaser’s calculation of the Contingent Consideration or the Additional Contingent Consideration, as the case may be, as set forth in clause (e) of this Section 2.2.5, without any such objection; (iii) settlement of any objection by Sellers to Purchaser’s calculation of the Contingent Consideration or the Additional Contingent Consideration, as the case may be; or (iv) the issuance of the decision of the Independent Accountant as to the Disputed Items; provided, however, that in no event shall Purchaser be required to pay to Sellers the Contingent Consideration or the Supplemental Additional Contingent Consideration, as the case may be, earlier than thirty (30) days after the Contingent Consideration Report Due Date or the Additional Contingent Consideration Report Due Date, as applicable.  The payment of any amounts due to Sellers pursuant to the terms of this Section 2.2.5 shall be by check made payable to the order of both Sellers.
(g)           In addition to any other legal remedies available to it under this Agreement or otherwise, Purchaser shall have the right to offset against and not pay to Sellers any Contingent Consideration and/or Additional Contingent Consideration (including any Measurement Quarter Payment and/or Supplemental Additional Contingent Consideration) on account of any amounts owing to Purchaser from Sellers, Shareholders and/or HTM as a result of the indemnification obligations set forth in Article VII hereof or otherwise; provided, however, that any amounts offset by Purchaser and not paid to Sellers pursuant to the terms of this Section 2.2.5(g) shall be promptly delivered by Purchaser to the escrow agent pursuant to the terms of an escrow agreement to be mutually agreed upon by the parties (on reasonable and customary terms and conditions and providing for customary interest to follow each such deposit), to be held and disbursed in accordance with such escrow agreement.
(h)           Sellers acknowledge and agree that (i) upon the execution and delivery of this Agreement, Purchaser has the right to operate the Business in any way that Purchaser deems appropriate in Purchaser’s sole discretion, which shall be final, conclusive and binding, (ii) Purchaser has no obligation to operate the Business in order to achieve any Contingent Consideration and/or any Additional Contingent Consideration (including any Measurement Quarter Payment and/or any Supplemental Additional Contingent Consideration) or to maximize the amount of any Contingent Consideration and/or any Additional Contingent Consideration (including any Measurement Quarter Payment and/or any Supplemental Additional Contingent Consideration), (iii) Purchaser is under no obligation to manufacture or continue to manufacture the products and product line(s), and to provide the services, that had heretofore been manufactured and/or provided, as the case may be, by Hy-Tech and/or Quality, (iv) the Contingent Consideration and the Additional Contingent Consideration (including the

Measurement Quarter Payments and the Supplemental Additional Contingent Consideration) are speculative and are subject to numerous factors outside the control of Purchaser, (v) there is no assurance that Sellers will receive any Contingent Consideration and/or any Additional Contingent Consideration (including any Measurement Quarter Payment and/or any Supplemental Additional Contingent Consideration), and Purchaser has not promised nor projected any Contingent Consideration and/or any Additional Contingent Consideration (including any Measurement Quarter Payment and/or any Supplemental Additional Contingent Consideration), and (vi) the parties intend that solely the express provisions of this Agreement will govern their contractual relationship.  Sellers acknowledge and agree that no Affiliate of Purchaser has any obligation to make any loan or contribute any capital to Purchaser.

2.2.6       Allocation of Purchase Price.  The Purchase Price shall be allocated between Sellers and among the Assets acquired hereunder in accordance with Schedule 2.2.6 hereof and subject to the Purchase Price adjustment set forth in Section 2.2.2 hereof.  In the event of any such Purchase Price adjustment, the allocation and apportionments set forth on Schedule 2.2.6 shall be adjusted accordingly on a per company basis with respect to each Seller, treating each Seller separately for purposes of any such adjustment.  It is agreed that the allocation and apportionments set forth on Schedule 2.2.6 have been arrived at by arm’s length negotiation and properly reflect the respective fair market values of the Assets.  Each of Purchaser and each Seller hereby covenants and agrees that it will not take a position on any income tax return (including Internal Revenue Service Form 8594), before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of this Section 2.2.6 or Schedule 2.2.6.  If any party receives notice that a taxing authority is challenging such allocation, the party receiving such notice shall promptly notify the other parties, and the parties shall cooperate in good faith in responding to such challenge in order to preserve the effectiveness of such allocation.

2.3          Assumption of Liabilities.

2.3.1       No Assumption of Liabilities.  It is expressly understood and agreed that, except for the Assumed Obligations, in no event is Purchaser assuming or agreeing, nor shall Purchaser assume or agree, to pay or incur any Liability of HTM, any Seller or any Shareholder and/or any Liability in connection with the Business, the Real Properties and/or this Agreement (collectively, the “Retained Liabilities”), including the following:

(a)           any Liability based on tortious or illegal conduct, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by HTM and/or any Seller, or alleged to have been made by HTM and/or any Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed, property owned and/or product sold by or on behalf of HTM and/or any Seller, or any claim seeking recovery for consequential or special damage or lost revenue or income;
(b)           any Liability to creditors, lenders, customers, vendors, providers of services or suppliers, or others with whom HTM and/or any Seller had or has a business relationship, whether pursuant to a Contract or otherwise;

(c)           any Liability to any officer, director or stockholder of HTM and/or any Seller;
(d)           any Liability with respect to, or in connection with, the Excluded Assets;
(e)           any Liability with regard to any Tax, including any interest or penalties thereon, (i) payable with respect to the Business, the Real Properties, HTM, any Seller and/or the Assets or (ii) incident to or arising as a consequence of the negotiation or consummation by HTM and/or Sellers of this Agreement and the transactions contemplated hereby;
(f)            any Liability to or in connection with any employees, agents or independent contractors of HTM and/or any Seller, whether or not employed by HTM, any Seller and/or Purchaser after the Effective Date, or under any benefit arrangement with respect thereto;
(g)           any Liability under any Contract pursuant to which HTM and/or any Seller has acquired or is to acquire any assets or properties;
(h)           any Liability of HTM and/or any Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of counsel, accountants, advisors and other experts; and/or
(i)            any other Liability of HTM and/or any Seller, whether known or unknown, absolute or contingent, inchoate or otherwise.

2.3.2       Assumed Obligations.  As of the Effective Date, on the terms and conditions set forth in this Agreement, Purchaser shall assume and agree to discharge, perform and pay only the following obligations (the “Assumed Obligations”) as and when due:

(a)           the Assumed Payables;
(b)           those obligations to be performed after the Effective Date under the written terms of the Contracts described on Schedule 2.3.2 attached hereto, except that Purchaser shall not assume any Liability to the extent that it arises out of or relates to, directly or indirectly, any action or inaction of any Seller on or prior to the Effective Date; and
(c)           the Assumed Warranty Obligations as provided for in Section 6.1 hereof.

2.4          Reimbursement of Reimbursed Expenses.  Promptly following the presentation by the applicable Seller to Purchaser of evidence of payment reasonably satisfactory to Purchaser of such Seller’s Reimbursed Expenses, Purchaser shall pay to such Seller the amount of such Reimbursed Expenses.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS, HTM AND SHAREHOLDERS

Sellers, HTM and Shareholders, jointly and severally, make the following representations and warranties to Purchaser and Guarantor, each of which shall be deemed material, and Purchaser, in executing, delivering and consummating this Agreement, and Guarantor, in executing and delivering the Guarantee Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

3.1          Valid Corporate and Partnership Existence; Qualification.  Hy-Tech is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Quality is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  HTM is a Pennsylvania general partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.  Each Seller has the corporate power and authority to carry on the Business as now conducted and to own its respective Assets.  HTM has the partnership power and authority required in connection with the ownership and/or operation of the Real Properties.  No Seller is required to qualify as a foreign corporation in any jurisdiction in order to own its respective Assets or to carry on the Business as now conducted, and there has not been any claim by any jurisdiction to the effect that any Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein.  HTM is not required to qualify as a foreign entity in any jurisdiction in connection with the Real Properties, and there has not been any claim by any jurisdiction to the effect that HTM is required to qualify or otherwise be authorized to do business as a foreign entity therein.  The copies of the Articles of Incorporation of each Seller, as amended to date (certified by the Secretary of State of the Commonwealth of Pennsylvania), the By-Laws of each Seller, as amended to date (certified by its Secretary), and the organizational documents (including the partnership agreement) of HTM (certified by each partner of HTM) which have been delivered to Purchaser or its counsel, are true and complete copies of those documents as in effect on the Effective Date.  The minute books of each Seller, copies of which have been delivered to Purchaser or its counsel, contain accurate records of all meetings of its Board of Directors, any committees thereof and stockholders and accurately reflect all transactions referred to therein.

3.2          Capitalization.  A majority-in-interest of the issued and outstanding securities of each Seller, and of the partnership interest in HTM, are owned beneficially and of record by Shareholders.  Except as set forth on Schedule 3.2 attached hereto, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which HTM, any Seller or any Shareholder is a party, or by which any of them is bound, calling for the issuance, transfer, sale or other disposition of any securities of any Seller or any securities of HTM (including any partnership interest in HTM), and there are no outstanding securities convertible into or exchangeable for, actually or contingently, shares of common stock or any other securities of any Seller or any securities of HTM (including any partnership interest in HTM).

3.3          Subsidiaries.  Except as set forth on Schedule 3.3 attached hereto, none of Sellers or HTM has made any investment in, nor owns, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership, limited liability company or other Person.

3.4          Consents.  Schedule 3.4 attached hereto sets forth a true and complete list of all consents of Bodies and of other Persons required to be received by or on the part of HTM, any Seller or any Shareholder to enable each of them to enter into and carry out this Agreement and the Additional Transaction Documents and the transactions contemplated hereby and thereby, including the transfer to Purchaser of good and valid ownership and title in and to the Assets free and clear of all Liens and the transactions contemplated by the Cranberry Sale Agreement and the Punxsutawney Lease.  Except as set forth on Schedule 3.4, all such requisite consents have been obtained.

3.5          Authority; Binding Nature of Agreement.  Each Seller and HTM has the power and authority to enter into this Agreement and the Additional Transaction Documents and to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the Additional Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and stockholders of each Seller, and by the by requisite partnership action of HTM, and no other corporate proceedings on the part of any Seller, or partnership proceedings on the part of HTM, are necessary to authorize the execution and delivery of this Agreement and the Additional Transaction Documents and the consummation of the transactions contemplated hereby and thereby.  This Agreement, and each of the Additional Transaction Documents to which it, he and/or she is a party, constitutes the valid and binding obligation of HTM, each Seller and each Shareholder, and is enforceable in accordance with its terms.

3.6          Financial Statements.  (a) Sellers and HTM have provided to Purchaser true and complete copies of the following financial statements of Hy-Tech, Quality and HTM (the “Financial Statements”), copies of which are attached hereto as Schedule 3.6:

(i)             combined audited financial statements of Hy-Tech, Quality and HTM as of December 31, 2005 and for the year then ended, with unaudited supplemental schedules attached thereto reflecting EBITDA for such period (the “Audited Financial Statements”);
(ii)            combined unaudited financial statements of Hy-Tech, Quality and HTM as of July 31, 2006 and for the seven (7) months then ended, with supplemental schedules attached thereto reflecting EBITDA for such period (the “Interim Financial Statements”);
(iii)           combined unaudited financial statements of Hy-Tech, Quality and HTM as of September 30, 2006 and 2005 and for the nine (9) month periods then ended, combined with unaudited supplemental schedules attached thereto reflecting EBITDA for such periods (the “Combined September Financial Statements”).
(iv)          combined unaudited financial statements of Hy-Tech, Quality and HTM as of October 31, 2006 and for the ten (10) months then ended, with supplemental schedules attached thereto reflecting EBITDA for such period (the “Subsequent Interim Financial Statements”);

(v)           unaudited financial statements of Hy-Tech as of December 31, 2005 and for the year then ended (the “Hy-Tech Year-End Financial Statements”);
(vi)          unaudited financial statements of Hy-Tech as of July 31, 2006 and for the seven (7) months then ended (the “Hy-Tech Interim Financial Statements”)
(vii)         unaudited financial statements of Hy-Tech as of September 30, 2006 and 2005 and for the nine (9) month periods then ended (the “Hy-Tech September Financial Statements”).
(viii)        unaudited financial statements of Hy-Tech as of October 31, 2006 and for the ten (10) months then ended (the “Hy-Tech Subsequent Interim Financial Statements”);
(ix)           unaudited financial statements of Quality as of December 31, 2005 and for the year then ended (the “Quality Year-End Financial Statements”);
(x)            unaudited financial statements of Quality as of July 31, 2006 and for the seven (7) months then ended (the “Quality Interim Financial Statements”);
(xi)           unaudited financial statements of Quality as of September 30, 2006 and 2005 and for the nine (9) month periods then ended (the “Quality September Financial Statements”);
(xii)          unaudited financial statements of Quality as of October 31, 2006 and for the ten (10) months then ended (the “Quality Subsequent Interim Financial Statements”);
(xiii)         unaudited financial statements of HTM as of December 31, 2005 and for the year then ended (the “HTM Year-End Financial Statements”);
(xiv)         unaudited financial statements of HTM as of July 31, 2006 and for the seven (7) months then ended (the “HTM Interim Financial Statements”); and
(xv)          unaudited financial statements of HTM as of September 30, 2006 and 2005 and for the nine (9) month periods then ended (the “HTM September Financial Statements”);
(xvi)         unaudited financial statements of HTM as of October 31, 2006 and for the ten (10) months then ended (the “HTM Subsequent Interim Financial Statements”).
(b)          The Audited Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of each Seller and HTM, (iii) fairly and accurately present the financial position of the Sellers and HTM on a combined basis as of such date and the results of operations and cash flows of the Sellers and HTM on a combined basis for such year, and (iv) were prepared in conformity with GAAP consistently applied throughout the periods covered thereby; provided, however, that to the extent that the Books and Records of each Seller and HTM are not maintained in accordance with GAAP, the adjustments made to such Books and Records to bring them in conformity with GAAP are set forth on Schedule 3.6(b) attached hereto.  The supplemental schedules attached to the Audited Financial Statements fairly and accurately present the EBITDA of the Sellers and HTM on a combined basis for such period.  The Audited Financial Statements have been audited by Grant Thornton LLP, whose report thereon is included therein; provided, however, that the supplemental schedules reflecting EBITDA for the relevant period were not audited.
(c)           The Interim Financial Statements, the Combined September Financial Statements and the Subsequent Interim Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of each Seller and HTM, (iii) fairly and accurately present the financial position of the Sellers and HTM on a combined basis as of such dates and the results of operations of the Sellers and HTM on a combined basis for such periods, and (iv) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby and on a basis that is consistent with the Audited Financial Statements; provided, however, that to the extent that the Books and Records of each Seller and HTM are not maintained in accordance with GAAP, the adjustments made to such Books and Records to bring them in conformity with GAAP are set forth on Schedule 3.6(c) attached hereto.  The supplemental schedules attached to the Interim Financial Statements, the Combined September Financial Statements and the Subsequent Interim Financial Statements fairly and accurately present the EBITDA of the Sellers and HTM on a combined basis for such periods.
(d)          The Hy-Tech Year-End Financial Statements, the Quality Year-End Financial Statements and the HTM Year-End Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of each Seller and HTM, and (iii) fairly and accurately present the financial position of each Seller and HTM as of such date and the results of operations and cash flows of each Seller and HTM for such year.
(e)           The Hy-Tech Interim Financial Statements, the Quality Interim Financial Statements and the HTM Interim Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of each Seller and HTM, (iii) fairly and accurately present the financial position of each Seller and HTM as of such date and the results of operations of each Seller and HTM for such period, and (iv) were prepared on a basis that is consistent with the Hy-Tech Year-End Financial Statements, the Quality Year-End Financial Statements and the HTM Year-End Financial Statements, respectively.
(f)           The Hy-Tech September Financial Statements, the Quality September Financial Statements and the HTM September Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of each Seller and HTM, (iii) fairly and accurately present the financial position of each Seller and HTM as of such dates and the results of operations of each Seller and HTM for such periods, and (iv) were prepared on a basis that is consistent with the Hy-Tech Year-End Financial Statements, the Quality Year-End financial Statements and the HTM Year-End Financial Statements, respectively.
(g)          Hy-Tech Subsequent Interim Financial Statements, the Quality Subsequent Interim Financial Statements and the HTM Subsequent Interim Financial Statements (i) are true and complete, (ii) are in accordance with the Books and Records of each Seller and HTM, (iii) fairly and accurately present the financial position of each Seller and HTM as of such date and the results of operations of each Seller and HTM for such period, and (iv) were prepared on a basis that is consistent with the Hy-Tech Year-End Financial Statements, the Quality Year-End Financial Statements and the HTM Year-End Financial Statements, respectively.

3.7          Liabilities; Warranty Claims.  (a) As of October 31, 2006 (the “Balance Sheet Date”), each Seller had no material Liabilities other than those Liabilities reflected or reserved against with respect to Hy-Tech in its balance sheet as of such date (the “Hy-Tech Balance Sheet”), with respect to Quality, in its balance sheet as of such date (the “Quality Balance Sheet”), with respect to HTM, in its balance sheet as of such date (the “HTM Balance Sheet”), and, with respect to each of Hy-Tech, Quality and HTM, in the combined balance sheet of Sellers and HTM as of such date (the “Balance Sheet”), and there was no basis for the assertion against HTM and/or any Seller of any Liability not so reflected or reserved against therein.

(b)           Schedule 3.7 attached hereto sets forth a true and complete list of all warranty claims made against each Seller during the current fiscal year and each of the past two (2) fiscal years, and when all outstanding warranties and service contracts will expire.

3.8          Actions Since the Balance Sheet Date.  Except as set forth in Schedule 3.8 attached hereto, since the Balance Sheet Date, none of Sellers or HTM has:

(a)           incurred any Liability except for those incurred in the ordinary and usual course of business consistent with past practice;
(b)           sold, leased, disposed of, assigned or acquired any assets, properties or rights, except in the ordinary and usual course of business consistent with past practice;
(c)           mortgaged, pledged or subjected to any Lien any of its assets, rights or properties, or permitted any of its assets, rights or properties to be subjected to any Lien;
(d)           acquired (by merger, consolidation, acquisition of stock or assets or otherwise) any Person or division thereof pursuant to which it acquired any assets, rights or properties;
(e)           made any wage or salary increases, granted any bonuses or modified any compensation arrangement with respect to any of its employees or independent contractors, except in the ordinary course of business, consistent with past practices and which, individually or in the aggregate, are not material;
(f)            declared or paid any dividends or made any distributions, or dispositions or transfers of assets (including cash), to any shareholder or Affiliate;
(g)           accrued or paid, or failed to pay, accounts payable, Liabilities, and/or made sales (including sales at a discount), except in the ordinary and usual course of business and in a manner consistent with past practice;
(h)           other than this Agreement and the transactions contemplated hereby, entered into or amended any Contract or otherwise took any action, or made any commitment, not in the ordinary and usual course of business and consistent with past practice; or

(i)            entered into or amended any Contract with respect to any of the foregoing.

3.9          Adverse Developments.  Except as set forth on Schedule 3.9 attached hereto, since the Balance Sheet Date, there have been no material adverse changes in the Assets, the Business or the Real Properties, there has been no act or omission on the part of HTM and/or any Seller, or, to the Knowledge of HTM and/or any Seller, others, which could form the basis for the assertion against HTM and/or any Seller of any material Liability, no other event has occurred which could be reasonably expected to have a materially adverse effect upon the Assets, the Business or the Real Properties, and there is no development or, to the Knowledge of HTM and/or any Seller, threatened development, of a nature which could be reasonably expected to have a materially adverse effect upon the Assets, the Business or the Real Properties.

3.10        Taxes.  All Taxes imposed by any taxing authority, which have or may become due or payable by HTM or any Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account.  All deposits required by law to be made by HTM or any Seller or with respect to estimated income, franchise and employees’ withholding Taxes have been duly made.  All Tax returns, including estimated Tax returns, required to be filed have been duly and timely filed.  HTM and each Seller Knows of no proposed additional Tax assessments against it.  No sales or use Taxes are required to be collected in connection with the Real Properties or the operation of the Business.  HTM and Each Seller is not aware that any claim has ever been made by a Body in a jurisdiction where it does not file Tax returns that it is or may be subject to taxation by that jurisdiction, and no Seller or HTM has received any notice or request for information from any such Body.  No Seller or HTM has received any notice or request for information from the Internal Revenue Service or any other taxing authority in connection with any Tax return or report filed by it, and no Seller or HTM is aware of any facts which, either individually or in the aggregate, could result in any Liability for Tax obligations relating to it for periods ending prior to the date of the Financial Statements, in excess of the accrued liability for Taxes shown thereon.  No waivers of statutes of limitations have been given or requested with respect to any Seller or HTM with regard to the payment of any Taxes.

3.11        Intellectual Property; Intangible Assets.  (a) Schedule 3.11(a) sets forth a true and complete list and brief description of each item of Intellectual Property owned or used by any Seller.  Each Seller owns or has the irrevocable, royalty-free, unrestricted right to use pursuant to law, license, sublicense, Contract or permission all of the Intellectual Property, including any patent, trademark, service mark and copyright, necessary for the operation of the Business as presently conducted.  Each item of Intellectual Property owned or used by any Seller prior to the Effective Date will be owned or available for use by Purchaser on terms and conditions identical to those described on Schedule 3.11(a).  No Seller has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any Person, and, except as set forth on Schedule 3.11(c), no Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation, including any claim that any Seller must license or refrain from using any intellectual property rights of any Person.  To the Knowledge of each Seller, except as set forth on Schedule 3.11(d), no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property.  Except as set forth on Schedule 3.11(e), each Seller has taken all necessary action to maintain and protect each item of

Intellectual Property that it owns or uses.  Except as set forth on Schedule 3.11(a), no Seller (i) has licensed or granted to any Person rights of any nature to use any of the Intellectual Property, (ii) pays, or is obligated to pay, royalties to any Person for use of any intellectual property rights, and (iii) is otherwise a party to, or bound by, any oral or written Contract with regard to any Intellectual Property (the “Listed Intellectual Property Agreements”).  A true and complete copy of each of the written Listed Intellectual Property Agreements (except “shrink-wrap” and similar widely available commercial end-user licenses) has been delivered to Purchaser or its counsel.  Each Seller has in all material respects performed all obligations required to be performed by it to the Effective Date under all of the Listed Intellectual Property Agreements (including under “shrink-wrap” and similar widely available commercial end-user licenses), is not in default in any material respect under any of the Listed Intellectual Property Agreements (including under “shrink-wrap” and similar widely available commercial end-user licenses) and has received no notice of any dispute, default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn.  To the Knowledge of each Seller, there is no material default under any of the Listed Intellectual Property Agreements (including under “shrink-wrap” and similar widely available commercial end-user licenses) by any other party thereto or by any other Person bound thereunder.  Each of the Listed Intellectual Property Agreements (including “shrink-wrap” and similar widely available commercial end-user licenses) is freely assignable to Purchaser.

(b)           Schedule 3.11(b) attached hereto sets forth a list of all Intangible Assets utilized by any Seller in the Business and described thereon.  Each of the Intangible Assets is valid and in good standing, is not currently being challenged, and is not involved in any pending or, to the Knowledge of any Seller, threatened administrative or judicial proceeding which could have a material adverse effect on the Business, and does not conflict with any material rights of any other Person.

3.12        Litigation; Claims; Compliance with Law.  (a)  Except as described in Schedule 3.12(a) attached hereto, there is, and during the three (3) years prior to the Effective Date there has been, no Action relating to HTM, any Seller or any of the Assets, the Business or the Real Properties pending or, to the Knowledge of HTM or any Seller, threatened, or any Decree outstanding, against HTM or any Seller or against or relating to any of the Assets, the Business or the Real Properties.  To the Knowledge of each Seller, there exists no basis for any such Action or Decree which could have a material adverse effect on the Assets, the Business or the Real Properties.

(b)           Schedule 3.12(b) attached hereto sets forth for the current fiscal year and each of the past two (2) fiscal years a statement describing each claim (excluding any ordinary course warranty claims under any Seller’s product warranties) made by a Person against HTM or any Seller, whether or not such claim was submitted to HTM’s or such Seller’s insurance carrier, including (i) the name of the claimant; (ii) the amount and a description of the claim; and (iii) the resolution of the claim.

(c)           Except as set forth on Schedule 3.12(c) attached hereto, no Seller or HTM is, or has been during the three (3) years prior to the Effective Date, in violation of any law, regulation, ordinance, Decree, or other requirement of any governmental or other regulatory body, court or arbitrator, the violation of which would have a material adverse effect on the Assets, the

Business or the Real Properties.  Except as set forth on Schedule 3.12(c) attached hereto, no Seller or HTM has received any notice of violation and/or investigation from and/or by any Body or governmental or other regulatory or administrative agency, commission or authority, domestic or foreign.

3.13        Inventory and Obsolete Inventory.  The Inventory Schedule and Obsolete Inventory Schedule set forth a true and complete list of the Inventory and the Obsolete Inventory as of December 31, 2006, including the location thereof.  Inventory having a net book value not exceeding Five Hundred Thousand ($500,000) Dollars is held on consignment as more specifically set forth in Schedule 3.13 attached hereto. All items included in the Inventory reflected on the Balance Sheet consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business of Sellers.  All of the Inventory reflected on the Balance Sheet has been valued at the lower of cost or market value on an average cost basis.  Inventory now on hand that was purchased after the Balance Sheet Date was purchased in the ordinary course of business of Sellers, at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of the Business.  The Obsolete Inventory included in the Balance Sheet has a net book value of zero and slow-moving items have been written off or written down to net realizable value in the Books and Records of the applicable Seller, giving effect to a full reserve therefor, and such net book value (including the effect of the aforementioned reserve) is reflected on the Balance Sheet; Obsolete Inventory will have a net book value of zero and slow-moving items will be written off or written down to net realizable value in the Closing Statement, giving effect to a full reserve therefor.

3.14        Accounts.  All Accounts of HTM and each Seller are reflected properly on its Books and Records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Balance Sheet.

3.15        Backlog. Schedule 3.15 attached hereto sets forth a true and complete description of the backlog of each Seller as of the Effective Date.

3.16        Agreements and Obligations; Performance.  Except as listed and briefly described in Schedule 3.16 attached hereto (the “Listed Agreements”), no Seller or HTM is a party to, or bound by, any of the following, whether oral or written:

(a)           Contract that cannot be terminated at will without penalty or premium or any continuing Liability;
(b)           Contract of any kind with any officer, director or stockholder;
(c)           Contract which is in violation of applicable law;
(d)           Contract for the purchase, sale or lease of any equipment, materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term;

(e)           Contract of employment;
(f)            deferred compensation, bonus or incentive plan or Contract;
(g)           management or consulting Contract;
(h)           license or royalty Contract;
(i)            Contract relating to indebtedness for borrowed money;
(j)            union or other collective bargaining Contract;
(k)           Contract with any customer or supplier;
(l)            Contracts relating to warranty or service obligations;
(m)          Contracts relating to customer Rebates;
(n)           Contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby;
(o)           Contract containing covenants limiting the freedom of HTM or any Seller to engage or compete in any line or business or with any Person in any geographical area;
(p)           Contract that contains a restrictive covenant on the part of HTM or any Seller or another party thereto;
(q)           Contract or option relating to the acquisition or sale of any business;
(r)            option for the purchase of any asset, tangible or intangible; or
(s)           other Contract which materially affects any of the Assets, the Business, or the Real Properties whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business consistent with past practice.
A true and complete copy of each of the written Listed Agreements has been delivered to Purchaser or its counsel.  Each Seller or HTM, as the case may be, has in all material respects performed all obligations required to be performed by it to the Effective Date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any dispute, default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn.  To the Knowledge of each Seller and/or HTM, there is no material default under any of the Listed Agreements by any other party thereto or by any other Person bound thereunder; and each of the Listed Agreements is freely assignable to Purchaser unless otherwise indicated on Schedule 3.16.

3.17        Ownership and Condition of Assets.  (a) Except as set forth on Schedule 3.17(a) attached hereto, one or the other of the Sellers owns outright, and has good and marketable title to, all of the Assets (including all of the Assets reflected in the Balance Sheet and all of the Assets acquired since the date thereof), free and clear of all Liens, except for Assets subject to

Leases disclosed pursuant to Section 3.32 hereof.  The Assets constitute all assets necessary to permit Sellers to conduct the Business as now conducted.  None of the Assets are subject to any restriction with regard to transferability.  All of the Assets are in the possession of Sellers and located at either the Cranberry Property or the Punxsutawney Property.  There are no Contracts with any Person to acquire any of the Assets or any rights or interest therein.  No Shareholder, no Affiliate of any Seller or any Shareholder, and no shareholder, partner or member of any of the foregoing (or any spouse or relative of any such Person) owns, has any right to, or has possession of, any assets, properties or rights relating to the Business.

(b)           Attached hereto as Schedule 3.17(b) is a true and complete list of the Fixed Assets, including the location thereof.  Each of the Fixed Assets is in good operating condition, ordinary wear and tear excepted.

3.18        Suppliers.  (a)  Schedule 3.18(a) attached hereto lists the names and addresses of the ten (10) largest suppliers of each Seller for the current fiscal year and each of the past two (2) fiscal years, together with the approximate total dollar amount of purchases by each Seller from each such supplier during each such year and period.  Since the Balance Sheet Date, there has been no material adverse change in the business relationship of any Seller with any supplier named on Schedule 3.18(a).  No Seller has any Knowledge or basis in fact to believe that, on or after the Effective Date, any such supplier or any other substantial supplier to any Seller will or may require the payment of higher prices for its goods or services, will or may be unable to continue to supply goods or services as presently supplied, or will or may cease to continue the relationship, or otherwise modify the relationship, that has existed with any Seller prior to the Effective Date.

(b)           Schedule 3.18(b) attached hereto lists the names and addresses of the ten (10) largest providers of goods and services to HTM for the current fiscal year and each of the past two (2) fiscal years, together with the approximate total dollar amount of products and services provided to HTM by each such provider during each such year and period.  Since the Balance Sheet Date, there has been no material adverse change in the business relationship of HTM with any provider named on Schedule 3.18(b).  HTM has no Knowledge or basis in fact to believe that, on or after the Effective Date, any such provider or any other substantial provider to HTM will or may require the payment of higher prices for its goods or services, will or may be unable to continue to supply goods or services as presently supplied, or will or may cease to continue the relationship, or otherwise modify the relationship, that has existed with HTM prior to the Effective Date.

3.19        Customers.  Schedule 3.19 attached hereto lists the names and addresses of all of the customers of each Seller for the current fiscal year and for each of the past two (2) fiscal years, together with the approximate amount for which each such customer was invoiced during each such year and period, and all amounts written off by each Seller with respect to each such customer during each such year and period.  Since the Balance Sheet Date, there has been no material adverse change in the business relationship of any Seller with any customer named on Schedule 3.19.  No Seller has any Knowledge or basis in fact to believe that any such customer of any Seller will or may require that prices for the goods purchased by, or services provided to, such customer be reduced, will or may reduce the requirements for the goods purchased by, or services provided to, such customer, or will or may cease to continue the relationship, or otherwise modify the relationship, that has existed with such Seller prior to the Effective Date.

3.20        Permits; Certifications.

(a) Schedule 3.20(a) attached hereto sets forth a true and complete list of all Permits from all Bodies held by HTM or any Seller.  Each Seller and HTM has all Permits from all Bodies required to carry on the Business as presently conducted, to offer and sell its services and goods, and required in connection with the Real Properties.  All such Permits are in full force and effect, and, to the Knowledge of each Seller and/or HTM, no suspension or cancellation of any of such Permits is threatened.  Each Seller and HTM is in compliance in all material respects with all requirements, standards and procedures of the Bodies which have issued such Permits.

(b)           No Seller or HTM holds or has held any Certification.  No Seller or HTM is required to receive or hold any Certification, nor is any Certification required in connection with any product produced or service provided heretofore or currently by any Seller or HTM.  No Certification is required in connection with, or applicable to, the Business or any product produced in connection therewith or in connection with the Real Properties.

3.21        Occupational Heath and Safety and Environmental Matters.

(a)            Neither Seller nor HTM has disposed of any Hazardous Substances at or on the Real Properties or any properties leased or used by either Seller and/or HTM.
(b)           Each Seller and HTM has all material Permits from all Bodies relating to occupational health and safety or environmental matters or required under Environmental Laws to lawfully conduct the Business and/or required in connection with the Real Properties.
(c)            There is no Action pending or, to the Knowledge of any Seller or HTM, threatened or known to be contemplated by any Body in respect of or relating to the Assets, the Business and/or the Real Properties with respect to occupational health and safety or environmental matters.
(d)           Except as set forth in Schedule 3.21(d), all operations of the Business and in connection with the Real Properties have been conducted in material compliance with all, and, to the Knowledge of either Seller or HTM, no Seller or HTM is liable in any respect for any violation of any, applicable federal, state or local laws or regulations pertaining to occupational health and safety and/or environmental matters, including the Environmental Laws.
(e)            Except as set forth in Schedule 3.21(d), no Seller or HTM has received any notice of a possible claim or citation against or in respect of any real property owned and/or operated by, leased by or to, or used by any Seller or HTM (including the Cranberry Property and the Punxsutawney Property, as each such term is hereinafter defined) relating to occupational health and safety or environmental matters or Liability under any Environmental Law, and each Seller and HTM has no Knowledge of any basis for any such claim or action.

(f)            No substance identified or regulated pursuant to any Environmental Law, including any Hazardous Substance, has, to the Knowledge of any Seller and/or HTM, come to be located on, at, beneath, or near any real property currently owned, operated, leased or used by any Seller and/or HTM (including the Cranberry Property and the Punxsutawney Property).
(g)           To the Knowledge of any Seller and/or HTM, except as set forth in Schedule 3.21(d), no real property currently owned, operated, leased and/or used by any Seller and/or HTM (including the Cranberry Property and the Punxsutawney Property) contains or formerly contained any underground or aboveground storage tank, surface impoundment, landfill, land disposal area, polychlorinated biphenyls, asbestos or urea formaldehyde insulation.
(h)           To the Knowledge of each Seller and/or HTM, no Seller or HTM has disposed of, transported or arranged for the disposal or transportation of any Hazardous Substance at or to any facility at which there has been a release or threatened release of a Hazardous Substance.
(i)             To the Knowledge of each Seller and/or HTM, no other Person with whom any Seller and/or HTM has contracted for environmental matters is or has been the subject of any Action arising out of the substance of the transaction to which such contract relates and involving the violation or alleged violation of any Environmental Law or the disposal, arrangement for the disposal, release or threatened release of any Hazardous Substance.
(j)             No Seller and/or HTM has, by Contract or otherwise, assumed any Liability of or duty to indemnify any other Person for any claim under any Environmental Law or any claim, damage or loss arising out of the use, treatment, storage and/or disposal of any Hazardous Substance.
(k)            To the Knowledge of each Seller and/or HTM, no Hazardous Substance has migrated from any real property currently or formerly owned, operated, leased or used by any Seller or HTM (including the Cranberry Property and the Punxsutawney Property) to any other real property, nor has any Hazardous Substance migrated from any other real property onto any real property owned, operated, leased or used by any Seller or HTM (including the Cranberry Property and the Punxsutawney Property).
(l)             To the Knowledge of each Seller and/or HTM, no conditions exist on, at, beneath or near any real property owned, leased or used by any Seller and/or HTM (including the Cranberry Property and the Punxsutawney Property), or affecting the Business and/or the Real Properties, which could give rise to any Liability of Purchaser pursuant to Environmental Laws.

3.22        Interest in Assets. No Person other than Sellers owns any real or personal property or rights, tangible or intangible, used in or related, directly or indirectly, to the Business other than certain real property owned by HTM and located at (i) 188 Blose Drive, Punxsutawney, Pennsylvania 15767 (the “Punxsutawney Property”) and (ii) 25 Leonberg Road, Cranberry Township, Pennsylvania 16066 (the “Cranberry Property”).  No Person other than HTM owns any real or personal property or rights, tangible or intangible, used in connection with or related, directly or indirectly, to the Real Properties other than the leasehold interest of Purchaser under the Punxsutawney Lease.

3.23        Compensation Information.  Schedule 3.23 attached hereto contains a true and complete list of the names and current salary rates of, bonus commitments to, and other compensatory arrangements with, the employees and independent contractors of each Seller and HTM.

3.24        Employee Benefit Plans.

(a)           Schedules 3.24 (a), (b) and (c) attached hereto include a list of all of the “pension” and “welfare” benefit plans (within the respective meanings of Sections 3(2) and 3(1) of ERISA) maintained by any Seller or HTM or to which any Seller or HTM makes employer contributions with respect to its employees (collectively, the “Employee Benefit Plans”), a complete and correct copy of each of which has been delivered to Purchaser.
(b)           All of the pension and profit sharing plans maintained by any Seller or HTM (herein collectively referred to as the “Pension Plans”) are listed in Schedule 3.24(a).
(c)           All of the pension plans not maintained by any Seller or HTM but to which it makes employer contributions with respect to its employees (herein collectively referred to as the “Other Pension Plans”), are listed in Schedule 3.24(b).  Each of the Other Pension Plans is a “multi-employer plan” (within the meaning of section 3(37) of ERISA), but no Seller or HTM is a “substantial employer” (within the meaning of section 4001(a)(2) of ERISA) with respect to any of the Other Pension Plans.
(d)           All of the welfare plans maintained by any Seller or HTM or to which any Seller or HTM makes employer contributions with respect to its employees (herein collectively referred to as the “Welfare Plans”) are listed in Schedule 3.24(c).
(e)           There are no Actions pending or, to the Knowledge of any Seller or HTM, threatened, and no Seller or HTM has Knowledge of any facts which could give rise to any Actions against any of the Pension Plans, or, with respect to the participation of any Seller or HTM therein, against any of the Other Pension or Welfare Plans, or against any Seller or HTM with respect to any thereof.
(f)            Each Seller and HTM has performed in all material respects all obligations required to be performed under each Employee Benefit Plan, and each Employee Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws.
(g)           There are no vested and unfunded benefits under any of the Employee Benefit Plans.

3.25        Insurance.  Schedule 3.25 attached hereto sets forth a true and complete list and brief description of all policies of liability and other forms of insurance held by any Seller or HTM.  Such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by Sellers and/or HTM, as the case may be, to be financially sound and are consistent with the practices of similar concerns engaged in substantially similar operations as those currently conducted by Sellers or HTM, as the case may be.  There exists no state of facts, and no event has occurred, which might reasonably (a) form the basis for any claim against any Seller and/or HTM not fully covered by insurance for liability on account of any express or implied warranty or tortious omission or commission, or (b) result in any material increase in insurance premiums.

3.26        No Breach.  The execution and delivery of this Agreement and each of the Additional Transaction Documents by HTM, each Seller and each Shareholder, the compliance by HTM, each Seller and each Shareholder with any of the provisions hereof and/or thereof, and/or the consummation of the transactions contemplated hereby and/or thereby, will not:

(a)           violate or conflict with any provision of the Articles of Incorporation and/or By-laws of any Seller and/or the organizational documents of HTM (including its partnership agreement);
(b)           violate or, alone or with notice or the passage of time or both, result in the breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any Contract to which HTM, any Seller or any Shareholder is a party or by which any of them may be bound or to which any of the Assets or the Real Properties may be subject;
(c)           result in the creation of any Lien upon any of the Assets, the Cranberry Property and/or the Punxsutawney Property;
(d)           violate any Decree against, or binding upon, HTM, any Seller, any Shareholder, the Assets, the Business and/or the Real Properties; or
(e)           violate any law or regulation of any jurisdiction relating to HTM, any Seller, any Shareholder, the Assets, the Business and/or the Real Properties.

3.27        Brokers.  Other than Business Intermediary Group, LLC (whose fees and expenses shall be the responsibility of Sellers), no Seller or HTM has engaged, consented to, or authorized any broker, finder, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

3.28        Employment Relations.

(a)           Each Seller and HTM is in compliance with all federal, state and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a materially adverse effect on the Assets, the Business or the Real Properties.
(b)           There is not pending, or, to the Knowledge of any Seller and/or HTM, threatened, any unfair labor practice charge or complaint against any Seller or HTM by or before the National Labor Relations Board or any comparable state agency or authority.
(c)           There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of any Seller or HTM, threatened.

(d)           No union represents any employees of any Seller or HTM, and no Seller or HTM is aware of any union organization effort respecting the employees of any Seller and/or HTM.
(e)           No grievance which might have a material adverse effect on any Seller, HTM, the Real Properties and/or the conduct of the Business, nor any arbitration proceeding arising out of or under any collective bargaining agreement, is pending and no claim therefor has been asserted.
(f)            No Action is now pending, and, to the Knowledge of any Seller and/or HTM, no Person has made any claim or has threatened an Action against any Seller and/or HTM arising out of any law relating to discrimination against employees, sexual harassment or employment practices.
(g)           No collective bargaining agreement is currently in effect or being negotiated by any Seller and/or HTM.
(h)           No Seller or HTM has experienced any material labor difficulties during the last three (3) years.

3.29        Prior Names and Addresses.  Since inception, except as set forth in Schedule 3.29 attached hereto, each Seller and HTM has used no business name and has had no business address other than its current name and the business address set forth herein.

3.30        Transactions with Directors, Officers and Affiliates.  Except as set forth on Schedule 3.30 attached hereto, there have been no transactions between or among HTM, any Seller and any of its or their directors, officers, employees, stockholders or Affiliates.  To the Knowledge of HTM and each Seller, other than with respect to OZAT, none of the directors, officers, employees, stockholders or Affiliates of HTM or any Seller, or any spouse or relative of any of such Persons, has been a director or officer of, or has had any direct or indirect interest in, any Person with which HTM or any Seller has had a business relationship, including as a supplier, customer or sales representative of any Seller and/or HTM or which has competed with or been engaged in any business of the kind being conducted by the Business or in connection with the Real Properties.

3.31        Indebtedness Owed to Affiliates. Except as set forth on Schedule 3.31 attached hereto, no indebtedness or Liability of any nature of HTM or any Seller is owed to any Affiliate of HTM and/or any Seller or to any Shareholder, or to any shareholder, partner or member of any of the foregoing (or any spouse or relative of any such Person).

3.32        Real Property.

(a)           Each and all of the representations and warranties of HTM made in, under or in connection with the Cranberry Sale Agreement and the Punxsutawney Lease are hereby incorporated herein by reference as if set forth fully herein.
(b)           Schedule 3.32 attached hereto sets forth a list of all leases, licenses, permits, subleases and occupancy agreements, together with all amendments and supplements thereto, with respect to all real properties (including the Cranberry Property and the Punxsutawney Property) in which HTM and/or any Seller has a leasehold interest, whether as lessor or lessee (each, a “Lease” and collectively, the “Leases”; the property covered by Leases under which HTM or any Seller is a lessee is referred to herein as the “Leased Real Property”) and in which HTM and/or any Seller had a leasehold interest.  HTM and each Seller has furnished true, correct and complete copies of all Leases to Purchaser or its representatives.  No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to Purchaser or its representatives with the corresponding Lease.  Except as set forth on Schedule 3.32, the transactions contemplated by this Agreement do not require the consent or approval of the other party to the Leases, nor will such transactions violate any Lease or cause HTM and/or any Seller to be in default under any Lease.
(c)           Each Lease is in full force and effect and no Lease has been modified or amended except pursuant to an amendment referred to on Schedule 3.32.  No Seller or HTM or any other party to a Lease has given to any other party written notice of, or has made a claim with respect to, any breach or default.  No Seller or HTM is in default under any Lease and, to the Knowledge of each Seller and HTM, no other party to a Lease is in default.  There are no events which with the passage of time or the giving of notice or both would constitute a default by HTM and/or any Seller or, to the Knowledge of HTM and/or any Seller, by any other party to such Lease.
(d)           None of the Leased Real Property is subject to any sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of such property or any portion thereof.  No Seller or HTM has received any notice from any utility company or municipality of any fact or condition which could result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for any of the Leased Real Property.  The Leased Real Property, all improvements thereon and thereto, and the operations therein conducted, conform to all applicable health, fire, insurance, environmental, safety, zoning and building laws, ordinances and administrative regulations, Permits and other regulations (including the Americans with Disabilities Act), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not affect the value thereof, and that do not and will not give rise to any penalty, fine or other Liability, and no Seller or HTM has received any notice to the contrary.  Each Leased Real Property is occupied and used by a Seller or HTM, as the case may be, in compliance with the Lease applicable thereto and pursuant to and in conformity with a validly issued certificate of occupancy which currently remains in effect.
(e)           To the Knowledge of each Seller and HTM, (i) the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems for which any Seller and/or HTM is responsible under the Leases in the buildings or improvements are in good working order and condition and are fully useable for their intended purpose, and (ii) the roof, basement and foundation walls of such buildings and improvements for which any Seller and/or HTM is responsible under the Leases are in good condition and free of leaks and other defects.  To the Knowledge of each Seller and HTM, all such mechanical and structural systems and such roofs, basement and foundation walls for which others are responsible under said Leases are in good working order and condition and free of leaks and other defects.  To the Knowledge of each Seller and HTM, there are no other physical defects or deferred maintenance items at any Leased Real Property that interfere with or impede the use of such property by any Seller and/or HTM in the ordinary course of its business or that any Seller and/or HTM is obligated under any of the Leases to repair or otherwise correct.
(f)            There are no guaranties (from HTM, any Seller and/or from other Persons) in favor of the lessors of any of the Leased Real Property.
(g)           No Seller or HTM has sold, assigned, transferred, pledged or encumbered all or any part of its leasehold interests in any of the Leased Real Property.
(h)           Access from public streets and provision for parking and loading/unloading at each Leased Real Property conform to all applicable legal requirements and are adequate for the conduct of the Business in the normal course.
(i)            Except as set forth on Schedule 3.32(i) attached hereto, to the Knowledge of each Seller and HTM, no Leased Real Property is subject to a fee mortgage, deed of trust, other security interest or similar encumbrance, nor to a ground lease or underlying lease.
(j)            There is no pending, or, to the Knowledge of HTM and/or any Seller, threatened: (i) condemnation of any part of the Leased Real Property by any Body or other governmental entity; (ii) special assessment against any part of the Leased Real Property; or (iii) litigation against HTM and/or any Seller or any lessor for breach of any restrictive covenant affecting any part of the Leased Real Property.

3.33        Rebates.  No customer of any Seller and/or HTM is, or will be, entitled to a Rebate based upon sales volume or otherwise for the calendar year during which the sale of the Assets occurs.  No Rebates are due to any customer of any Seller or HTM for any period prior to the Effective Date.

3.34        Products Liability.  (a) (i) There is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court, Body or governmental or other regulatory or administrative agency, commission or authority, domestic or foreign, against or involving any products manufactured, produced, distributed or sold by or on behalf any Seller or HTM (including any parts or components) (collectively, “Products”), or class of claims or lawsuits involving the same or similar Product which is pending or, to the Knowledge of any Seller or HTM, threatened, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product, or any alleged failure to warn, or from any breach of implied warranties or representations (collectively, “Product Liability Lawsuits”); (ii) to the Knowledge of each Seller and HTM, there has not been any Occurrence (as hereinafter defined); and (iii) there has not been, nor is there under consideration or investigation by any Seller or HTM, any Product rework or retrofit (collectively, “Retrofits”) conducted by or on behalf of any Seller or HTM.

(b)           For purposes of this Section 3.33, the term “Occurrence” shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, any Product that is likely to result in a claim or loss.

3.35        Solvency.  On the Effective Date and at all times during the six (6) months immediately preceding the Effective Date, each Seller and HTM is and has been paying all of its Liabilities accruing with respect to or resulting from the conduct of the Business, or in connection with the Real Properties, as the same shall become due and owing, and none of such payment obligations are past due or otherwise delinquent in any material respect.  On and immediately after the Effective Date, each Seller and HTM (a) is and will be solvent (i.e., the sum of its debts will be less than all of its property, at a fair valuation), and (b) is and will be able to pay its current and anticipated debts as such debts mature.  Each Seller and HTM is executing this Agreement in good faith, for fair value and without intent to hinder, delay or to defraud its present and future creditors.

3.36        Untrue or Omitted Facts.  No representation, warranty or statement by HTM, any Seller and/or any Shareholder in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading.  Without limiting the generality of the foregoing, there is no fact Known to HTM, any Seller and/or any Shareholder that has had, or which may be reasonably expected to have, a materially adverse effect on any of the Assets or the Business, or with respect to the Real Properties, that has not been disclosed in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser makes the following representations and warranties to Sellers, each of which shall be deemed material, and Sellers, in executing, delivering and consummating this Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

4.1          Valid Existence.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2          Consents.  Purchaser has obtained all consents of governmental and other regulatory agencies, foreign or domestic, and of other Persons required to be received by or on the part of Purchaser to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

4.3          Authority; Binding Nature of Agreement.  Purchaser has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable in accordance with its terms.

4.4          No Breach.  Neither the execution and delivery of this Agreement nor compliance by Purchaser with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(a)          violate or conflict with any provision of the Certificate of Incorporation or By-laws of Purchaser;
(b)          violate any Decree against, or binding upon, Purchaser; or
(c)          violate any law or regulation of any jurisdiction relating to Purchaser.

4.5          Brokers.  Purchaser has not engaged, consented to, or authorized any broker, finder, investment banker or other Person to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

ARTICLE V

DELIVERIES

5.1          Items to be Delivered by Sellers and/or Shareholders.  Contemporaneously with the execution and delivery hereof, Sellers and/or Shareholders are delivering, or causing to be delivered, to Purchaser or the Escrow Agent, as the case may be, the following:

(a)           That certain assignment and bill of sale of even date, from Sellers in favor of Purchaser (the “Bill of Sale”), duly executed by Sellers, and all such other documents as are required to transfer title to Purchaser to all vehicles comprising a portion of the Assets, free and clear of all Liens, including all certificates of title as to motor vehicles owned by any Seller, duly endorsed by Hy-Tech or Quality, as applicable;
(b)           That certain assignment of Intellectual Property rights and Intangible Assets of even date, among Sellers and Purchaser (the “Intellectual Property and Intangible Asset Assignment”), duly executed by Sellers;
(c)           Those certain assignment and assumption agreements of even date, among Sellers and Purchaser (the “Assignment and Assumption Agreements”), duly executed by Sellers;
(d)           Those certain consents to assignment and assumption of even date, duly executed by the parties thereto;
(e)           That certain letter, dated January 30, 2007, between Hy-Tech and Chicago Pneumatic, duly executed by Hy-Tech and Chicago Pneumatic;
(f)            That certain Landlord’s Waiver, License and Consent Agreement of even date, by HTM in favor of Citibank, N.A. (as Administrative Agent under that certain Credit Agreement, dated as of June 30, 2004, as the same has been amended to the Effective Date, by and among the Purchaser, certain other borrowers, Citibank, N.A., as Administrative Agent, and the other lenders party thereto);

(g)           That certain insurance endorsement required by Section 6.7 of this Agreement;
(h)           [intentionally omitted];
(i)            Those certain restrictive covenant agreements of even date, by each of each Seller, each Shareholder, HTM and OZAT in favor of Purchaser, duly executed by each Seller, each Shareholder, HTM and OZAT, as the case may be (the “Restrictive Covenant Agreements”);
(j)            Those certain employment agreements of even date, between Purchaser and each of Robert H. Ober and Elizabeth Smail, (collectively, the “Employment Agreements”), duly executed by each of Robert H. Ober and Elizabeth Smail;
(k)           That certain Agreement of Sale of even date between HTM and Purchaser (the “Cranberry Sale Agreement”), duly executed by HTM;
(l)            That certain Air Tool Supply Agreement of even date, between Purchaser and OZAT (the “Air Tool Agreement”), duly executed by OZAT;
(m)          That certain Socket Supply Agreement of even date, between Purchaser and OZAT (the “Socket Agreement”), duly executed by OZAT;
(n)           The Escrow Agreement, duly executed by Sellers and the Escrow Agent;
(o)           That certain Lease Agreement of even date with respect to the Punxsutawney Property (the “Punxsutawney Lease”), between Purchaser and HTM, duly executed by HTM;
(p)           That certain letter, from The Stanley Works (“Stanley”) to Robert H. Ober providing for, among other things, the acknowledgment by Stanley that the Vendor Agreement dated November 11, 1996 and the Stanley Master Purchase Agreement dated March 15, 2002 are terminated and the Consignment Stock Agreement dated October 1, 2005 is in effect, duly executed by Stanley.
(q)           That certain letter agreement of even date, between Hy-Tech and Quality;
(r)            That certain letter agreement of even date, between Hy-Tech and Jonathan Clem;
(s)           That certain letter agreement of even date, between Hy-Tech and The Clem Family Partnership;
(t)            That certain letter agreement of even date, between Hy-Tech and Donald Clem;
(u)           That certain letter agreement of even date, between Hy-Tech and Robert H. Ober;

(v)           That certain letter agreement of even date, between Hy-Tech and Daniel Berg;
(w)          That certain letter agreement of even date, between Hy-Tech and James Hohman;
(x)            That certain letter agreement of even date, between Hy-Tech and James Browne;
(y)           That certain letter agreement of even date, between Hy-Tech and Elizabeth Smail;
(z)            That certain letter agreement of even date, between Hy-Tech and Andrew Clem;
(aa)         That certain letter agreement of even date, between Hy-Tech and Steven Clem;
(bb)         [Intentionally Omitted]
(cc)         Current Uniform Commercial Code, judgment, bankruptcy, environmental and tax lien searches from the Commonwealth of Pennsylvania and the Counties of Jefferson and Butler, for each name under which any Seller has conducted business in the past seven (7) years, and Lien releases related thereto, such that the results of such searches and such Lien releases, taken together, shall evidence that no Liens exist against any Seller which have not been discharged;
(dd)         Evidence of compliance with any “bulk sale” type of law, including any law requiring notice of the transactions contemplated hereby to be given to any Body (including any Tax Authority), or imposing Liabilities on Purchaser if such a notice is not given, and that no payment is due with respect thereto, at any time, from any Seller or Purchaser;
(ee)         Good standing certificates as to each Seller from its state of organization and each jurisdiction where such Seller is required to qualify to do business;
(ff)           Duly executed releases or terminations of financing statements, or other evidence satisfactory to Purchaser, in its sole and absolute discretion, which shall be final, conclusive and binding, that all Liens on any Asset have been released and terminated, and duly executed payoff letters as to all bank debt;
(gg)         Evidence reasonably satisfactory to Purchaser and its counsel that Hy-Tech has submitted to the Secretary of State of the Commonwealth of Pennsylvania for filing an amendment to its Articles of Incorporation to change its corporate name to a name that does not include “Hy-Tech Machine, Inc.” or any derivative or variation thereof (including any use of the words “Hy-Tech” or any derivative or variation thereof);
(hh)         Evidence reasonably satisfactory to Purchaser and its counsel that Quality has submitted to the Secretary of State of the Commonwealth of Pennsylvania for filing an amendment to its Articles of Incorporation to change its corporate name to a name that does not include “Quality Gear & Machine, Inc.” or any derivative or variation thereof (including any use of the word “Quality” or any derivative or variation thereof);
(ii)           The written opinion of counsel to Sellers, of even date; and
(jj)           A certificate of even date, executed by a duly authorized officer of each Seller, certifying and attaching (i) appropriate resolutions of the board of directors and the stockholders of such Seller authorizing the execution of this Agreement and the related agreements and documents executed in connection herewith by such Seller, and the consummation of the transactions contemplated hereby and thereby; and (ii) true and complete copies of the Articles of Incorporation and By-laws (or equivalent documents) of such Seller.
(kk)         A certificate of even date, executed by an authorized general partner of HTM, certifying and attaching (i) appropriate partnership action of HTM authorizing the execution of this Agreement and the related agreements and documents executed in connection herewith by HTM, and the consummation of the transactions contemplated hereby and thereby; and (ii) true and complete copies of the organizational documents (including the partnership agreement) of HTM.

5.2          Items to be Delivered by Purchaser.  Contemporaneously with the execution and delivery hereof, Purchaser is delivering, or causing to be delivered, to Sellers, Shareholders and/or the Escrow Agent, as the case may be, the following:

(a)            The Cash Payment;
(b)            The Escrow Payment;
(c)            That certain instrument of assumption of liabilities of even date, by Purchaser for the benefit of Sellers with respect to the Assumed Payables, duly executed by Purchaser;
(d)            The Intellectual Property and Intangible Asset Assignment, duly executed by Purchaser;
(e)            The Assignment and Assumption Agreements, duly executed by Purchaser;
(f)             [intentionally omitted];
(g)            [intentionally omitted];
(h)            The Employment Agreements, duly executed by Purchaser;
(i)             The Air Tool Agreement, duly executed by Purchaser;
(j)             The Socket Agreement, duly executed by Purchaser;

The Escrow Agreement, duly executed by Purchaser;
(k)            Cranberry Sale Agreement, duly executed by Purchaser;
(l)             That certain Guarantee Agreement of even date (the “Guarantee Agreement”), by Guarantor in favor of Sellers;
(m)           The Punxsutawney Lease, duly executed by Purchaser;
(n)            The written opinion of counsel to Purchaser, of even date;
(o)            A certificate of even date, executed by a duly authorized officer of Purchaser, certifying and attaching (i) appropriate resolutions of the board of directors and the stockholders of Purchaser authorizing the execution of this Agreement and the related agreements and documents executed in connection herewith by Purchaser, and the consummation of the transactions contemplated hereby and thereby; and (ii) true and complete copies of the Certificate of Incorporation and By-laws of Purchaser; and
(p)            A certificate of even date, executed by a duly authorized officer of Guarantor, certifying and attaching (i) appropriate resolutions of the board of directors of Guarantor authorizing the execution of the Guarantee Agreement by Guarantor; and (ii) true and complete copies of the Certificate of Incorporation and By-laws of Guarantor.

ARTICLE VI

POST-CLOSING MATTERS

6.1          Warranty Obligations.

(a)   Purchaser shall assume all ordinary course after-sales service and warranty obligations with respect to products manufactured and/or sold by each Seller on or prior to the Effective Date (the “Assumed Warranty Obligations”); provided, however, that in the event that the Aggregate Cost (as hereinafter defined) associated with the Assumed Warranty Obligations exceeds Twenty Thousand ($20,000) Dollars (the “Warranty Expense Cap”), Sellers shall pay to Purchaser, promptly, but in no event later than thirty (30) days after receipt by Sellers of written notice thereof from Purchaser, an amount equal to Purchaser’s cost for parts and labor (at the point and time of service) incurred in satisfying any Assumed Warranty Obligations in excess of such Warranty Expense Cap (such charges, in the aggregate, “Sellers’ Excess Warranty Obligations”).  Notwithstanding any other provision of this Agreement to the contrary, the determination as to whether and to what extent there exists an Assumed Warranty Obligation with respect to any and all products shall in all circumstances be made by Purchaser, in its sole and absolute discretion, which shall be final, conclusive and binding.  For purposes of this Section 6.1, “Aggregate Cost” means the aggregate value of all after-sales service and warranty services provided by Purchaser in connection with the Assumed Warranty Obligations, calculated at the rate of Purchaser’s standard charges for parts and labor at the point and time of service.

(b)  Purchaser shall invoice Sellers monthly for any charges for parts and labor due from Sellers pursuant to the terms of subparagraph (a) of this Section 6.1, and Sellers shall pay such invoice within thirty (30) days after receipt.  Any amounts due Purchaser pursuant to the terms of this Section 6.1 that are not paid by Sellers when due shall bear interest at the Default Rate for each day from the date when such amounts were due until paid in full.  The provisions of this Section 6.1 shall not relieve Sellers of their obligation of indemnity relating to or arising out of product liability claims with respect to products manufactured and/or sold by each Seller on or prior to the Effective Date pursuant to and in accordance with the provisions of Article VII hereof.

6.2          Sellers’ Names.  Sellers covenant and agree that, from and after the Effective Date, no Seller, Affiliate of any Seller, Shareholder or Affiliate of any Shareholder shall use, for any purpose whatsoever, the name (i) ”Hy-Tech Machine, Inc.” or any derivative or variation thereof (including any use of the words “Hy-Tech” or any derivative or variation thereof) and/or (ii) “Quality Gear & Machine, Inc.” or any derivative or variation thereof (including any use of the word “Quality” or any derivative or variation thereof)

6.3          Accounts Payable.  Sellers shall pay, perform and discharge, as and when due, all Retained Liabilities, whether monetary or non-monetary, in accordance with their respective terms.  Without limiting the generality of the foregoing, Sellers agree that any and all accounts payable as of the Effective Date that are not Assumed Payables shall be satisfied by Sellers following the consummation of the sale and purchase contemplated hereby in a timely manner.

6.4          Employee Benefits; W.A.R.N.

(a)   Sellers shall be responsible for the payment of all wages, other remuneration and termination or severance amounts due to the employees of Sellers, provided, however, that Purchaser shall be responsible for the provision of health plan continuation coverage in accordance with the requirements of COBRA with respect to the employees of Sellers, who are as of the Effective Date, entitled to such COBRA coverage.
(b)  No portion of the assets of any plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by any Seller (each, a “Plan”), including the Employee Benefit Plans (and no amount attributable to any such Plan), shall be transferred to Purchaser, and Purchaser shall not be required to continue any such Plan.  The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs on or prior to the Effective Date.  Notwithstanding the foregoing, and any other provision of this Agreement to the contrary, each Seller shall, promptly following the Effective Date, (i) terminate, in accordance with applicable law, any Plan sponsored or maintained by such Seller, and (ii) make all distributions, in accordance with applicable law, under any such Plan sponsored or maintained by such Seller.
(c)   Sellers shall be responsible for all Liabilities under W.A.R.N. and each similar state law with respect to employees by reason of their severance or other termination of employment by any Seller on, prior to or following the Effective Date or the failure by Purchaser to hire any such employees on or after the Effective Date (collectively, the “W.A.R.N. Liabilities”).

6.5          Accounts Receivable Put Option.

(a)   At any time after the one hundred and twentieth (120th) day following the Effective Date (the “Record Date”), Purchaser may, but shall not be obligated to, notify Sellers in writing (the “A/R Put Notice”) as to which of the accounts receivable transferred to Purchaser pursuant to the terms of this Agreement are outstanding as of the Record Date (the “Delinquent Receivables”), and the amount outstanding at the Record Date with respect to each of such Delinquent Receivables (the “Outstanding Amount”).  Not later than the fifteenth (15th) day following receipt by each Seller of the A/R Put Notice, Sellers shall pay to Purchaser the Outstanding Amount with respect to each such Delinquent Receivable.  Any amounts due Purchaser pursuant to the terms of this Section 6.5 that are not paid by Sellers when due shall bear interest at the Default Rate for each day from the date when such amounts were due until paid in full.
(b)  Upon receipt (the “Put Payment Date”) of payment in full from Sellers to Purchaser of the Outstanding Amount with respect to any Delinquent Receivable (the “Put Payment”), Purchaser shall assign all of its right, title and interest in and to such Delinquent Receivable to Sellers, and provide Sellers with written evidence of such assignment within ten (10) business days after Purchaser’s receipt of the Put Payment.
(c)   Subsequent to Purchaser’s receipt of the Put Payment with respect to any Delinquent Receivable (a “Repurchased Delinquent Receivable”), as between Purchaser and Sellers, Sellers shall have the exclusive right to collect such Repurchased Delinquent Receivable.  Notwithstanding anything contained in this Agreement, any collection efforts by Sellers with respect to any such Repurchased Delinquent Receivable shall be conducted (i) in a commercially reasonable manner; (ii) in full compliance with all applicable laws and regulations; and (iii) in a manner that is not, or is not reasonably likely to have the effect of being, injurious to any business relationship between any account debtor and Purchaser, whether now existing or hereafter arising.  Any such collection efforts by Sellers shall be subject in all respects to the reasonable supervision of Purchaser.  In the event that Purchaser receives any payment from an account debtor subsequent to the Record Date with respect to any such Repurchased Delinquent Receivable, Purchaser shall deliver same to Sellers not later than the later of (i) ten (10) business days after Purchaser’s receipt thereof, and (ii) ten (10) business days after the Put Payment Date with respect to such Repurchased Delinquent Receivable.

6.6          Obsolete Inventory.

(a)   Within ninety (90) days following the Effective Date, a committee (the “Obsolete Inventory Committee”), consisting of Robert H. Ober, Elizabeth Smail, Bart Swank and Ray Keegan, shall deliver to the Purchaser a written work plan (the “Initial Determination”) which shall set forth, as to each item of the Final Obsolete Inventory, whether such item shall (i) be disposed of (any such disposal to take place at such times and in such manner as the Obsolete Inventory Committee shall determine, in its sole and absolute discretion, which shall, subject to the provisions of subparagraph (c) hereof, be final, conclusive and binding), or (ii) be integrated into Purchaser’s inventory and be available for sale by Purchaser.  In the event that Purchaser sells any of the Final Obsolete Inventory (at such prices and on such terms and conditions as Purchaser shall determine, in its sole and absolute discretion, which shall be final, conclusive and binding), the Obsolete Inventory Sales Commission (as hereinafter defined) less Return Amounts (as hereinafter defined) related to any items of Final Obsolete Inventory, whenever returned (whether concurrently with, prior to or subsequent to any such sale of Final Obsolete Inventory), shall be payable to Sellers.  In the event that, after deduction of any Return Amounts, any such Obsolete Inventory Sales Commission is due to Sellers, Purchaser shall pay such Obsolete Inventory Sales Commission to Sellers by check made payable to the order of both Sellers within sixty (60) days after receipt by Purchaser of payment for any Final Obsolete Inventory sold by Purchaser.  For purposes of this Section 6.6, the “Obsolete Inventory Sales Commission” shall be an amount that is equal to twenty (20%) percent of the net proceeds from the sale of each item of Final Obsolete Inventory, less any applicable discounts and allowances; and “Return Amounts” shall mean (A) the amount refunded or to be refunded to any purchaser of any items of Final Obsolete Inventory resulting from the return of any such items to Purchaser within two (2) years of the date of delivery of any such items to the purchaser thereof; together with (B) any and all shipping and/or other out-of-pocket costs and expenses paid or to be paid by Purchaser related to or in connection with any such returned Final Obsolete Inventory.  Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any Return Amounts have not been deducted (“Non-Deducted Amounts”) by Purchaser from any Obsolete Inventory Sales Commission otherwise due to Sellers, Sellers shall pay any such Non-Deducted Amounts to Purchaser promptly following demand by Purchaser, and Purchaser shall have the right to withhold from and offset against any amounts due to any Seller and/or HTM, pursuant to this Agreement or otherwise, the amount of any such Non-Deducted Amounts not promptly paid by Sellers to Purchaser.
(b)  At the request of Purchaser, at any time subsequent to the Initial Determination, the Obsolete Inventory Committee shall meet and determine whether, and to what extent, any remaining Final Obsolete Inventory shall be removed from Purchaser’s inventory and shall be disposed of pursuant to the terms of subparagraph (a) of this paragraph 6.6.
(c)   In the event that any of the members of the Obsolete Inventory Committee are unable to serve on the Committee, either Sellers, in the case of Mr. Ober and/or Ms. Smail, and/or Purchaser, in the case of Mr. Swank and/or Mr. Keegan, as the case may be, shall designate a replacement(s) to serve on the Obsolete Inventory Committee.  Each of the four members of the Obsolete Inventory Committee shall have one vote on matters to be decided by the Obsolete Inventory Committee pursuant to the terms of this Section 6.6.  Notwithstanding anything to the contrary set forth in this Section 6.6 or elsewhere in this Agreement, in the event that, at any point in time, with respect to any such decision, the votes of the members of the Obsolete Inventory Committee are equally divided, the matter shall be referred for decision to Joseph A. Molino, Jr. (or any other person designated by Purchaser in his stead), whose decision as to such matter shall be final, conclusive and binding on all parties.  Notwithstanding anything to the contrary set forth in this Section 6.6 or elsewhere in this Agreement, Mr. Molino (or any other person designated by Purchaser in his stead) shall at all times and with respect to all matters have the authority to override any action of the Obsolete Inventory Committee, or to act in place of the Obsolete Inventory Committee, in the sole and absolute discretion of Mr. Molino

(or any other person designated by Purchaser in his stead) which shall be final, conclusive and binding.

6.7          Insurance.  Each Seller shall, at its own expense, secure and at all times maintain, with financially sound and reputable companies, products liability insurance for two (2) years from the Effective Date to protect Purchaser from Product Liability Lawsuits that may arise before or after the Effective Date.  Throughout said three-year period of time, such policies shall be in such form and in such amounts and coverage as would be deemed prudent by companies engaged in the same or similar businesses as the parties hereto (but in no event less than One Million ($1,000,000.00) Dollars per occurrence; Two Million ($2,000,000) Dollars in the aggregate), and shall name Purchaser as an additional named insured.  Upon failure of any Seller to procure, maintain and pay all premiums therefor, Purchaser may, at its option, do so, and Sellers agree to pay the cost thereof to Purchaser promptly upon the receipt of a written request therefor from Purchaser.  Each Seller shall cause to be included in all such insurance policies a provision to the effect that the same will be noncancellable, not permitted to lapse and not subject to change except upon thirty (30) days’ prior written notice to Purchaser.  Each Seller shall, contemporaneously with the execution and delivery of this Agreement, and from time to time thereafter, and promptly upon the request therefor by Purchaser, provide to Purchaser an insurance endorsement confirming that such policies are in effect.  Any renewals, replacements or endorsements thereto shall also be delivered to Purchaser in a timely manner, and promptly upon the request therefor by Purchaser.

6.8          Phone and Fax Numbers.  Sellers shall use commercially reasonable efforts to transfer to Purchaser the phone and fax numbers identified on Schedule 3.11(b) attached hereto.  Purchaser hereby assumes and agrees to pay, perform and discharge, as and when due, those Liabilities of each Seller relative to the above-mentioned phone and fax numbers accruing after the Effective Date.

6.9          Dissolution.  Each Seller covenants and agrees that it shall not dissolve or otherwise terminate its corporate existence on a date which is prior to the third anniversary of the Effective Date.

6.10        Environmental Compliance Matters.  Within ninety (90) days after the Effective Date, each Seller shall, at its sole cost and expense, complete all tasks and obtain all approvals, in a manner reasonably acceptable to Purchaser, identified in the November 10, 2006 Proposal from Environmental Resources Management, Inc. addressed to Robert Ober and referencing the Project, “Compliance Assistance and Program Development for Cranberry and Punxsutawney Locations.”  Each Seller also shall reasonably in advance of each submission to allow time for Purchaser to review and comment provide Purchaser with a copy of all submissions to regulatory agencies.

6.11        Capital Expenditures.  Purchaser shall make capital equipment expenditures if requested by Robert Ober during the first nine (9) months of 2007 in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000), inclusive of (i) that certain Purchase Order No. 92863, dated November 30, 2006, from Hy-Tech to Morris Tristate for two (2) Okuma MA-400HA Machines, in the aggregate amount of $539,000, and (ii) that certain Purchase Order No. 95832, dated December 28, 2006, from Hy-Tech to Mastech Metrology

Services for a Digital Electronic Micro-Hite Gage and accessories, a Digital Optical Compator and accessories, and a group of eight-hole gages, in the aggregate amount of $27,669.13.

6.12        Further Assurances.  On and after the Effective Date, (a) upon the request of Purchaser, each Seller and/or Shareholder shall take or cause to be taken all such further actions and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to convey and transfer to, and vest in, Purchaser, and to protect Purchaser’s right, title and interest in and to, and enjoyment of, the Assets intended to be assigned, transferred, conveyed and delivered pursuant to this Agreement and the related agreements and documents executed in connection herewith, and (b) the parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement and the related agreements and documents executed in connection herewith (including the remittance to Purchaser of any payments received by Sellers in connection with the Business or the Assets).

6.13        Power of Attorney.  Without limitation of any provision of this Agreement, effective upon the Effective Date, each Seller constitutes and appoints Purchaser and its successors and assigns, and each of them, as its true and lawful attorney, with full power of substitution, in their own names or in the name of any Seller, but for their own benefit and at their own expense, (i) to institute and prosecute all proceedings which any of them may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets transferred or intended to be transferred to Purchaser hereunder, and to do all such acts and things in relation thereto as any of them shall deem advisable, and (ii) to take all actions which they may deem proper in order to provide for them the benefits under any claims, Contracts, Permits, Certifications, sales orders, or other documents or instruments transferred or intended to be transferred to Purchaser hereunder.  Each Seller acknowledges that the foregoing powers are coupled with an interest and are not revocable in any manner or for any reason.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; JOINT & SEVERAL OBLIGATIONS

7.1          Survival.  The representations and warranties contained in this Agreement shall survive for a period of twenty-four (24) months from the Effective Date; provided, however, that the representations and warranties set forth in Sections 3.10, 3.12, 3.21 and 3.24 shall survive until the expiration of the applicable statute of limitations periods, and those set forth in Sections 3.1 through 3.5, 3.17 (first two (2) sentences), and 3.26 shall survive for an indefinite period.  Any claim relating to any such representation or warranty shall continue after the expiration of the applicable survival period until such claim is resolved and satisfied if the party entitled to such indemnification has provided a Claim Notice to the party required to provide such indemnification prior to the expiration of the applicable survival period.

7.2          Indemnification.

7.2.1       General Indemnification Obligation of Sellers, HTM and Shareholders.  From and after the Effective Date, each Seller, HTM and each Shareholder, jointly and severally, shall reimburse, indemnify and hold harmless Purchaser and its directors, officers, employees, shareholders, successors and assigns (each, an “Indemnified Purchaser Party”) against and in respect of any and all Actions and Liabilities (collectively, “Losses”), incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

(a)          any and all Retained Liabilities, including the following:
(i)           any and all Liabilities of HTM and/or any Seller of any kind, nature and description whatsoever, known or unknown, fixed or contingent, inchoate or otherwise, that either (A) are existing on the Effective Date (other than the Assumed Obligations) or (B) arise out of, or result from or relate to, any transaction entered into, or any state of facts existing, prior to or at the Effective Date;
(ii)          any and all claims that relate to the Assets, the Real Properties and/or the Business in which the principal event giving rise thereto occurred on or prior to the Effective Date or which result from or arise out of any action or inaction on or prior to the Effective Date of or by HTM and/or any Seller, or any director, officer, employee, shareholder, agent or representative of HTM and/or any Seller, including any Shareholder; and
(iii)         any and all Liabilities relating to or arising out of product liability or similar claims by Persons with respect to products manufactured and/or sold by HTM and/or any Seller on or prior to the Effective Date;
(b)  any and all Liabilities under or relating to Environmental Laws, arising out of the operation of the Business or the ownership or operation of real property, including the Real Properties, on or prior to the Effective Date;
(c)   the W.A.R.N. Liabilities;
(d)  any misrepresentation or breach of warranty on the part of HTM, any Seller and/or any Shareholder under this Agreement and/or under any of the Additional Transaction Documents;
(e)   any nonfulfillment of any agreement or covenant on the part of HTM, any Seller and/or any Shareholder under this Agreement and/or under any of the Additional Transaction Documents;
(f)   the matters set forth on Schedules 3.9, 3.12(a), 3.12(b) and 3.16 attached hereto; and
(g)  the failure by HTM and/or any Seller to obtain any and all consents to the assignment to Purchaser of the rights of any such Seller and/or HTM under any Contract, Permit or other Asset to be assigned to Purchaser hereunder, including the Listed Agreements.

7.2.2       General Indemnification Obligation of Purchaser.  From and after the Effective Date, Purchaser will reimburse, indemnify and hold harmless HTM, Sellers and their directors, officers, employees, shareholders, successors and assigns (each, an “Indemnified Seller Party”) against and in respect of any and all Losses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of:

(a)   the Assumed Obligations;
(b)  any and all claims against any Indemnified Seller Party that relate to the Assets or the Business in which the principal event giving rise thereto occurred after the Effective Date or which result from or arise out of any action or inaction after the Effective Date of Purchaser or any director, officer, employee, shareholder, agent or representative of Purchaser;
(c)   any and all Liabilities relating to or arising out of product liability or similar claims by Persons with respect to products manufactured and sold by Purchaser after the Effective Date;
(d)  any misrepresentation or breach of warranty on the part of Purchaser under this Agreement; and
(e)   any nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement.

7.2.3       Method of Asserting Claims.

(a)   In the event that any Action, claim or demand (collectively, “Claim”) for which HTM, any Seller and/or any Shareholder would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall notify Sellers of such Claim, specifying the nature of the Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of the Claim) (the “Claim Notice”).  HTM and Sellers shall thereupon, at their sole cost and expense, assume the control of the defense, settlement or compromise of the Claim against the Indemnified Purchaser Party with counsel of their choosing that is reasonably satisfactory to the Indemnified Purchaser Party.  The failure to timely give a Claim Notice shall not relieve HTM, any Seller and/or any Shareholder of its or his obligations hereunder, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party in defense of the Claim.
(b)  None of HTM, any Seller any Shareholder shall, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Indemnified Purchaser Party pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, from all Liability in respect of the Claim.  If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.  If, in the reasonable opinion of the Indemnified Purchaser

Party, (i) the use of counsel chosen by HTM and Sellers would present such counsel with a conflict of interest, or (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Purchaser Party and HTM, any Seller and/or any Shareholder, and the Indemnified Purchaser Party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to HTM, any such Seller and/or Shareholder, or (iii) any Claim, or the litigation or resolution of any Claim, involves an issue or matter which could reasonably have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Purchaser Party or its Affiliates, then, in each case, the Indemnified Purchaser Party shall have the right to control the defense or settlement of any such claim or demand, and its costs and expenses shall be included as part of the indemnification obligation of HTM, Sellers and Shareholders hereunder; provided, however, that the Indemnified Purchaser Party shall not settle any such Claim without the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed.  If the Indemnified Purchaser Party should elect to exercise such right, Sellers shall have the right to participate in, but not control, the defense or settlement of such Claim at their sole cost and expense.
(c)   In the event an Indemnified Purchaser Party should have a claim against HTM, any Seller and/or any Shareholder hereunder that does not involve a Claim being asserted against or sought to be collected from it by a third party, the Indemnified Purchaser Party shall send a Claim Notice with respect to such Claim to HTM, Sellers and Shareholders.
(d)  All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth hereinabove by substituting in the appropriate place “Indemnified Seller Party” for “Indemnified Purchaser Party” and variations thereof, “Purchaser” for “Sellers” and variations thereof (including “HTM, Sellers and Shareholders” and “HTM, Sellers and/or Shareholders”), and “Purchaser” for “indemnifying party”, as applicable.

7.3          Limitation on Indemnification.

(a)   In no event shall HTM, Sellers or any Shareholder have any Liability for indemnification under Section 7.2.1(d) until the total of all (i) Losses with respect to such otherwise indemnifiable matters; and (ii) Sellers’ Excess Warranty Obligations, exceeds one hundred thousand ($100,000) Dollars (the “Sellers’ Indemnification Threshold”), except that, at such time as the Sellers’ Indemnification Threshold is exceeded, the indemnifying party shall be liable for each dollar of Loss commencing with and including the first dollar of Loss.
(b)  In no event shall Purchaser have any Liability for indemnification under Section 7.2.2(d) until the total of all Losses with respect to such otherwise indemnifiable matters exceeds one hundred thousand ($100,000) Dollars (the “Purchaser Indemnification Threshold”), except that, at such time as the Purchaser Indemnification Threshold is exceeded, the Purchaser shall be liable for each dollar of Loss commencing with and including the first dollar of Loss.
(c)   For purposes of determining whether the Sellers’ Indemnification Threshold or the Purchaser Indemnification Threshold, as the case may be, has been exceeded,

all “materiality” qualifiers in any representation or warranty in this Agreement shall be disregarded.
(d)  In no event shall Purchaser, HTM, Sellers or any Shareholder have any Liability for indemnification under Section 7.2.1(d) or Section 7.2.2(d), respectively, in excess of the Purchase Price plus Two Million Two Hundred Thousand ($2,200,000) Dollars (the “General Maximum Limitation”).  Notwithstanding the foregoing, the Sellers’ Indemnification Threshold, the Purchaser Indemnification Threshold and the General Maximum Limitation shall not apply to (i) claims for Losses relating to a breach of the representations and warranties of Sellers and Shareholders set forth in Sections 3.10, 3.11, 3.12, 3.17, 3.21 and/or 3.24 hereof, (ii) claims for Losses relating to the Retained Liabilities, including claims for Losses under or in connection with Sections 7.2.1(a)(i), 7.2.1(a)(ii), and/or 7.2.1(a) (iii), (iii) claims for Losses relating to a breach of any representation or warranty that was actually known by Purchaser, any Seller or any Shareholder to be false when made or for fraud of Purchaser, any Seller or any Shareholder, (iv) any amounts calculated pursuant to Sections 2.2.2 or 2.2.3 hereof, (v) any amounts due Purchaser under or in connection with Section 6.5 hereof; (vi) claims in connection with warranty obligations; (vii) claims for Losses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of the matters set forth in Section 7.2.1(g); and/or (viii) any amounts paid pursuant to the terms of Section 8.3 hereof.

7.4          Payment; Right of Setoff.  Upon the determination of the Liability under this Article VII, the appropriate party shall pay to the other, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder.  Further, pending final determination of any Claims in accordance with the provisions of this Article VII, Purchaser shall have the right to withhold from and offset against any amounts due to any Seller and/or HTM, pursuant to this Agreement or otherwise, the amount of such Claims.

7.5          Escrow.  In the event that a Claim Notice is sent pursuant to this Article VII prior to the release to Sellers and/or Purchaser of all funds held pursuant to the Escrow Agreement, the amount of the Claim shall be withheld by the Escrow Agent from any amounts otherwise deliverable to the indemnifying party until the Claim is resolved and then shall be delivered only in a manner consistent with such resolution.

7.6          Other Rights and Remedies Not Affected.  The indemnification rights of the parties under this Article VII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

7.7          Joint and Several Obligations of Sellers, Shareholders and HTM.  All representations, warranties, covenants and agreements made by each Seller, each Shareholder, HTM and/or any Affiliate of any of the foregoing in this Agreement and/or in any Additional Transaction Document shall be, and hereby are, deemed to be made jointly and severally by Sellers, Shareholders and HTM and to be subject to the terms hereof.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1          Expenses.  Except as expressly provided otherwise, each of the parties shall bear its own expenses in connection herewith.

8.2          Publicity; Confidentiality.  (a)  None of the parties hereto will issue or make any report, statement or release pertaining to the matters contemplated by, or otherwise disclose any of the terms or existence of, or transactions contemplated by, this Agreement to any Person without the prior written consent of Sellers and Purchaser.  Notwithstanding the foregoing, each Seller and Purchaser may disclose the terms of this Agreement (i) to such of its officers, directors, employees and agents, including its counsel and accountants, who it determines have a need to know, and (ii) as required by law or by the rules of any securities exchange or association on which the securities of such party are listed or included for trading.

8.3          Sales, Transfer and Documentary Taxes.  Sellers, on the one hand, and Purchaser, on the other hand, shall share equally all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale and transfer of the Assets in accordance herewith, whether imposed by law on any Seller or Purchaser, and each party shall indemnify, reimburse and hold harmless the other in respect of the Liability for payment of or failure to pay any such taxes.  Sellers and Purchaser shall cooperate in making in a timely manner all filings, returns, reports and forms as may be required to comply with the foregoing.

8.4          Equitable Relief.  The parties acknowledge and agree that, in the event any party shall violate or threaten to violate any of the restrictions of Section 8.2, the aggrieved party will be without an adequate remedy at law and will, therefore, be entitled to enforce such restrictions by preliminary, temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages, without the necessity of posting any bond or other security, and without prejudice to any other remedies which it may have at law or in equity.

8.5          Entire Agreement.  This Agreement, including the schedules attached hereto, which are a part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof.  The representations, warranties, covenants and agreements set forth in this Agreement and in the financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties and upon which the parties have relied, and shall not be deemed waived or otherwise affected by any investigation made by any party hereto.  No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

8.6          Waiver.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement shall release or affect any Liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty contained in this Agreement.

8.7          Construction.  As used in this Agreement, the word “including” and its variants shall mean “including, without limitation,” the masculine gender shall include the feminine and the neuter, and the singular number shall include the plural, and vice versa.  “Knowledge” of Seller or Sellers means the actual knowledge of any Shareholder, HTM, Hy-Tech and/or Quality, and such knowledge as such parties should have had after reasonable investigation or inquiry; “Knowledge” of Hy-Tech means the actual knowledge of any Shareholder and/or Hy-Tech, and such knowledge as such parties should have had after reasonable investigation or inquiry; “Knowledge” of Quality means the actual knowledge of any Shareholder and/or Quality, and such knowledge as such parties should have had after reasonable investigation or inquiry; and “Knowledge” of HTM means the actual knowledge of any Shareholder and/or HTM, and such knowledge as such parties should have had after reasonable investigation or inquiry.

8.8          Notices.  Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier, or telecopier as follows:

If to Purchaser at:

c/o P & F Industries, Inc.
445 Broadhollow Road, Suite 100
Melville, New York 11747
Attn: Chief Operating Officer
Telecopier Number:  (631) 773-4220

With a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue, 9th Floor
East Meadow, New York 11554
Attn: Steven J. Kuperschmid, Esq.
Telecopier Number: (516) 296-7111

If to Hy-Tech, at:

Hy-Tech Machine, Inc.
25 Leonberg Road
Cranberry Township, PA 16066
Telecopier Number:  (724) 776-6811

With a copy to:

Feldstein Grinberg Stein & McKee, P.C.
428 Boulevard of the Allies
Pittsburgh, PA 15219
Attn:  Robert E. McKee, Esq.
Telecopier Number: (412) 263-6128

If to Quality, at:

c/o Hy-Tech Machine, Inc.
25 Leonberg Road
Cranberry Township, PA 16066
Attn: Robert H. Ober
Telecopier Number:  (724) 776-6811

With a copy to:

Feldstein Grinberg Stein & McKee, P.C.
428 Boulevard of the Allies
Pittsburgh, PA 15219
Attn:  Robert E. McKee, Esq.
Telecopier Number: (412) 263-6128

If to Robert H. Ober, at:

252 Steiner Bridge Road
Valencia, PA 16059

With a copy to:

Feldstein Grinberg Stein & McKee, P.C.
428 Boulevard of the Allies
Pittsburgh, PA 15219
Attn:  Robert E. McKee, Esq.
Telecopier Number: (412) 263-6128

If to Elizabeth Smail, at:

2085 Warrendale-Bayne Road
Baden, PA 15005

With a copy to:

Feldstein Grinberg Stein & McKee, P.C.
428 Boulevard of the Allies
Pittsburgh, PA 15219
Attn:  Robert E. McKee, Esq.

Telecopier Number: (412) 263-6128

If to James J. Browne, at:

36 Newgate Road
Pittsburgh, PA 15202

If to Daniel Berg, at:

12 The Crossway
Troy, NY 12180

If to James Hohman, at:

4261 Laurel Ridge Drive
Allison Park, PA 15101

or at such other address as any party may specify by notice given to the other parties in accordance with this Section 8.8.

8.9          Action or Consent by Sellers.  For purposes of this Agreement (including any notice or consent to be given or action to be taken hereunder or in connection herewith) and the transactions contemplated hereunder, the act or consent of Hy-Tech shall constitute the act or consent of Quality, including in connection with the terms of Section 2.2.3 hereof.

8.10        Choice of Law; Jurisdiction.  This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the Commonwealth of Pennsylvania, excluding choice of law principles thereof.  Each Seller and each Shareholder hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal courts located within the Eastern District and state courts located within Philadelphia County in the Commonwealth of Pennsylvania; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Seller or any Shareholder at its or his address set forth in Section 8.8 of this Agreement or at such other address of which the sender shall have been previously notified in writing and in accordance with Section 8.8; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

8.11        Severability.  In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this

Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

8.12        Successors and Assigns; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Purchaser’s rights and obligations under this Agreement may be assigned, without the prior written consent of any Seller or any Shareholder, to any Person that acquires all or substantially all of the assets of Purchaser or to any Affiliate of Purchaser, provided that the assignee agrees in writing to be bound by the provisions hereof as they apply to Purchaser.  Except as stated in the immediately preceding sentence, no party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

8.13        Headings.  The headings or captions under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

8.14        No Third Party Beneficiaries.  Other than with respect to an assignee of Purchaser pursuant to the terms of Section 8.12 hereof, no Person not a party to this Agreement shall be entitled to rely upon or enforce any of the provisions of this Agreement.

8.15        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one instrument.

8.16        Facsimile Signatures.  Signatures hereon which are transmitted via facsimile shall be deemed original signatures.

8.17        Representation by Counsel; Interpretation.  The parties acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated hereby.  Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties.  The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

8.18        WAIVER OF JURY TRIAL.  EACH SELLER, EACH SHAREHOLDER AND PURCHASER HEREBY IRREVOCABLY AGREES TO WAIVE ITS OR HIS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THIS AGREEMENT AND THE RELATIONSHIPS THEREBY ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims, and all other statutory and common law claims.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT.  In the event of litigation, this provision may be filed as a written consent to a trial by the court.

[Remainder of page intentionally left blank]

WITNESS the execution of this Agreement as of the Effective Date.

HY-TECH MACHINE, INC.
(a Delaware corporation)

By:	/s/ JOSEPH A. MOLINO, JR.
	Name:	Joseph A. Molino, Jr.
	Title:	Vice President

HY-TECH MACHINE, INC.
(a Pennsylvania corporation)

By:	/s/ ROBERT H. OBER
	Name:	Robert H. Ober
	Title:	President

QUALITY GEAR & MACHINE, INC.

By:	/s/ ROBERT H. OBER
	Name:	Robert H. Ober
	Title:	President

HTM ASSOCIATES

By:	/s/ ROBERT H. OBER
	Name:	Robert H. Ober
	Title:	Partner

[signatures continued on next page]

ROBERT H. OBER

/s/ ROBERT H. OBER

ELIZABETH SMAIL

/s/ ELIZABETH SMAIL

JAMES J. BROWNE

/s/ JAMES J. BROWNE

DANIEL BERG

/s/ DANIEL BERG

JAMES HOHMAN

/s/ JAMES HOHMAN